Exhibit 10.2

ZYMEWORKS INC.
AMENDED AND RESTATED STOCK OPTION AND EQUITY COMPENSATION PLAN
(as amended and restated through the Arrangement Effective Time)

ARTICLE I

INTERPRETATION
Section 1.1.    Definitions
For the purposes of this Plan, the following terms shall have the following meanings:
(a)“Affiliate” or “Affiliated” means, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise);
(b)“Arrangement Effective Time” has the meaning given to that term in the Transaction Agreement.
(c)“Authorized Leave” means any leave of absence (paid or unpaid) approved in writing by the Corporation for a period of more than four (4) weeks that occurs while the Participant continues to be employed as an employee by the Corporation or retained as a Consultant by the Corporation and includes any parental leave, short term disability or other bona fide paid or unpaid leave of absence or sabbatical period;
(d)“Award” means a grant of an Option or of an Other Award hereunder.
(e)“Board” means the board of directors of the Corporation as constituted from time to time, or a committee thereof to which authority has been delegated by the board of directors with respect to any particular functions of the board of directors, as set forth in Section 2.1(c) herein;
(f)“Business Day” means a day, other than a Saturday or Sunday, on which banking institutions in Vancouver, British Columbia are not authorized or obligated by law to close;
(g)“Change of Control” means the happening, in a single transaction or in a series of related transactions, of any of the following events:
(i)any transaction (other than a transaction described in clause (ii) below) pursuant to which any person or group of persons acting jointly or in concert acquires the direct or indirect beneficial ownership of securities of the Corporation representing 50% or more of the aggregate voting power of all of the Corporation’s then issued and outstanding securities entitled to vote in the election of directors of the Corporation;
(ii)there is consummated an arrangement, amalgamation, merger, consolidation or similar transaction involving (directly or indirectly) the Corporation and, immediately after the consummation of such arrangement, amalgamation, merger, consolidation or similar transaction, the shareholders of the Corporation immediately prior thereto do not beneficially own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving or resulting entity in such arrangement, amalgamation, merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving or resulting entity in such arrangement, amalgamation, merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such transaction;
(iii)the sale, lease, exchange, license or other disposition of all or substantially all of the Corporation’s assets to a person other than (A) a disposition to a Person that was an Affiliate of the Corporation at the time of such sale, lease, exchange, license or other disposition or (B) a sale, lease, exchange, license or other disposition to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are beneficially owned by Shareholders of the Corporation in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such sale, lease, exchange, license or other disposition;
(iv)the passing of a resolution by the Board or Shareholders to substantially liquidate the assets of the Corporation or wind up the Corporation’s business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation, winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Corporation in circumstances where the business of the Corporation is continued and the shareholdings remain substantially the same following the re-arrangement);
(v)individuals who, on the Effective Time, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board; or
(vi)any transaction, plan, scheme, reorganization or arrangement whereby an entity acquires, directly or indirectly, greater than fifty percent (50%) of the Zymeworks Common Shares (as defined in the Transaction Agreement), such that upon the Arrangement Effective Time, the Corporation is a successor to Zymeworks (as defined in the Transaction Agreement) under this Plan. For the avoidance of doubt, the addition of this clause (vi) is effective as of immediately prior to, and contingent upon, the Arrangement Effective Time.
(h)“Code” has the meaning given to that term in Appendix 1;
(i)“Consultant” means an individual (including an individual whose services are contracted through a personal holding corporation) with whom the Corporation or any of its subsidiaries has a contract for services who is approved for participation in the Plan by the Board and for whom there exists an exemption from applicable prospectus requirements permitting the granting of an Award; provided that if Form S-8 under the Securities Act of 1933 is being used to register the sale of securities to the Consultant, the individual must meet the requirements of the definition set forth in General Instruction A.1.(a)(1) of such form;
(j)“Corporation” means Zymeworks Inc., a Delaware corporation, and its respective successors and assigns;

(k)“Date of Grant” means the date on which a particular Award is granted by the Board as evidenced by the Grant Agreement pursuant to which the particular Award was granted;
(l)“Effective Time” has the meaning given to that term in Section 2.5;
(m)“Eligible Person” means any director, officer, employee or Consultant of the Corporation or any of its direct or indirect subsidiaries;
(n)“Exercise Notice” means an election to exercise Options granted to a Participant under this Plan, in the case of Options substantially in the form attached as Exhibit “B” to the Grant Agreement, as may be amended from time to time by the Corporation;
(o)“Exercise Period” means the period from the Vesting Date to the close of business on the Expiry Date during which a particular Option may be exercised in the manner described in Section 4.1 in the case of Options;
(p)“Exercise Price” has the meaning given to that term in Section 3.2;
(q)“Expire” means, with respect to an Option or Legacy Option, the termination of such Option or Legacy Option, on the occurrence of which such Option or Legacy Option is void, incapable of exercise and of no value whatsoever; and Expires, Expired and Expiry have a similar meaning;
(r)“Expiry Date” means the date on which an Option Expires;
(s)“Fair Market Value” means, on any particular day, the Market Price of a Share, but if the Shares are not listed and posted for trading on an applicable stock exchange at the relevant time, it shall be the fair market value of the Share, as determined by the Board acting in good faith;
(t)“Grant Agreement” means an agreement between the Corporation and a Participant under which an Award is granted, in the case of Options substantially in the form attached hereto as Schedule “A”, as may be amended from time to time by the Corporation;
(u)“Incapacity” has the meaning given to that term in Section 4.3(c);
(v)“Incumbent Board” has the meaning given to that term in Section 1.1(e);
(w)“Legacy Option” means an option to purchase a Share that was granted pursuant to the terms of the Legacy Option Plan;
(x)“Legacy Option Plan” means the Corporation’s Employee Stock Option Plan, as may be amended from time to time;
(y)“Market Price” means, on any particular day, closing sale price of a Share on the Primary Stock Exchange for such day (or, if such day is not a trading day), the closing sale price reported for the immediately preceding trading day. Notwithstanding the foregoing, the Corporation may convert a Market Price denominated in United States currency to Canadian currency, or vice-versa, at the Bank of Canada daily average exchange rate on the day prior to the particular day, and the converted amount shall be the Market Price;
(z)“Non-Executive Director” means any director of the Corporation who is not an employee or officer of the Corporation or any Affiliate;

(aa)“NYSE” means the New York Stock Exchange;
(bb)    “Option” means an option to purchase a Share that is granted to an Eligible Person pursuant to the terms of this Plan;
(cc)“Other Award” means an Award granted under Article 5 hereof.
(dd)    Participant” means an Eligible Person to whom an Award has been granted;
(ee)    “Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division or any government, governmental department or agency or political subdivision thereof;
(ff)    “Plan” means this Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan, originally effective June 7, 2018, as amended through the Arrangement Effective Time and as it may be further amended from time to time;
(gg)    “Primary Stock Exchange” means a Stock Exchange where the majority of the trading volume and value of the Shares has occurred for the five (5) trading days immediately preceding the relevant date;
(hh)    “Share” means a share of common stock of the Corporation;
(ii)    “Share Compensation Arrangement” means any stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism of the Corporation involving the issuance or potential issuance of securities of the Corporation from treasury, including without limitation a Share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise, but does not include any such arrangement which does not involve the issuance from treasury or potential issuance from treasury of securities of the Corporation;
(jj)    “Shareholders” means holders of Shares;
(kk)    “Stock Exchange” means the NYSE and, if the Shares are listed and posted for trading on another stock exchange, the stock exchange(s) on which the Shares are listed or posted for trading;
(ll)    “Surrender” has the meaning given to that term in Section 4.1(c);
(mm)    “Surrender Notice” has the meaning given to that term in Section 4.1(c);
(nn)    “Termination Date” has the meaning given to that term in Section 4.3(c);
(oo)    “Transaction Agreement” means the Restated and Amended Transaction Agreement dated August 18, 2022 by and among the Corporation (then-referred to as Zymeworks Delaware Inc.), Zymeworks Inc., a company then-existing under the Business Corporations Act (British Columbia), Zymeworks Callco ULC, and Zymeworks ExchangeCo Ltd. as the same may be amended, modified or supplemented from time to time in accordance therewith, prior to the Arrangement Effective Time; and
(pp)    “Vesting Date” means the date or dates determined in accordance with the terms of the Grant Agreement entered into in respect of such Award (with respect to Options as described in Section 3.3), on and after which a particular Award, or any part thereof, becomes non-

forfeitable and/or may be exercised (as the case may be), subject to amendment or acceleration from time to time in accordance with the terms hereof or the terms of the Grant Agreement.
Section 1.2.    Interpretation
(a)Whenever the Board is to exercise discretion or authority in the administration of the terms and conditions of this Plan, the term “discretion” or “authority” means the sole and absolute discretion of the Board.
(b)In the Plan, words importing the singular shall include the plural and vice versa and words importing any gender include any other gender.
(c)Unless otherwise specified in the Participant’s Grant Agreement, all references to money amounts are to (x) with respect to Awards granted prior to the Arrangement Effective Time, Canadian currency, and (y) with respect to Awards granted on or after the Arrangement Effective Time, U.S. dollars.
(d)As used herein, the terms “Article” and “Section” mean and refer to the specified Article and Section of this Plan, respectively.
(e)The words “including” and “includes” mean “including (or includes) without limitation”.
ARTICLE II

GENERAL PROVISIONS
Section 2.1    Administration
(a)The Board shall administer this Plan. Nothing contained herein shall prevent the Board from adopting other or additional Share Compensation Arrangements or other compensation arrangements.
(b)Subject to the terms and conditions set forth herein, the Board has the authority: (i) to grant Awards to Eligible Persons; (ii) to determine the terms, including the limitations, restrictions, vesting period and conditions, if any, of such grants; (iii) to interpret this Plan and all agreements entered into hereunder; (iv) to adopt, amend and rescind such administrative guidelines and other rules relating to this Plan as it may from time to time deem advisable; and (v) to make all other determinations and to take all other actions in connection with the implementation and administration of this Plan as it may deem necessary or advisable. The Board’s guidelines, rules, interpretations and determinations shall be conclusive and binding upon the Corporation, its subsidiaries and all Participants, Eligible Persons and their legal, personal representatives and beneficiaries.
(c)Notwithstanding the foregoing or any other provision contained herein, the Board shall have the right to delegate the administration and operation of this Plan, in whole or in part, to a committee thereof. For greater certainty, any such delegation by the Board may be revoked or amended at any time at the Board’s sole discretion.
(d)No member of the Board or any person acting pursuant to authority delegated by it hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification by the Corporation with respect to any such action or determination.

(e)The Board may adopt such rules or regulations and vary the terms of this Plan and any grant hereunder as it considers necessary to address tax or other requirements of any applicable U.S. or non-U.S. jurisdiction.
(f)The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any Shares or any other securities in the capital of the Corporation other than as specifically provided for in the Plan.
Section 2.2.    Shares Reserved
(a)Subject to the other provisions of this Section 2.2, the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 5,686,097 (which includes 3,686,097 Shares issuable upon exercise of Options outstanding as of March 31, 2018), which maximum number shall be increased on the first day of each calendar year beginning in calendar year 2019 and ending in calendar year 2028 by a number of Shares equal to 4.0% of the number of outstanding Shares on the last day of the immediately preceding calendar year (or such lesser number of Shares as the Board may determine prior to the commencement of the applicable calendar year).
(b)For the purposes of calculating the maximum aggregate number of Shares which may be delivered under this Plan pursuant to Section 2.2(a), following the Expiry, cancellation or other termination of any Awards under this Plan and the Legacy Options under the Legacy Option Plan, a number of Shares equal to the number of shares subject to such Awards or Legacy Options so Expired, cancelled or terminated shall immediately and automatically become available for issuance in respect of Awards that may be subsequently granted under this Plan.
(c)The Corporation shall at all times reserve for issuance and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.
(d)[Reserved]
(e)If there is a change in the outstanding Shares by reason of any stock dividend or split, or in connection with a reclassification, reorganization or other change of Shares, consolidation, distribution (other than an ordinary course dividend in cash or Shares, but including for greater certainty shares or equity interests in a subsidiary or business unit of the Corporation or one of its subsidiaries or cash proceeds of the disposition of such a subsidiary or business unit), merger or amalgamation or similar corporate transaction, the Board shall make, subject to any required approval of the Stock Exchange, the appropriate substitution or adjustment in order to maintain the Participants’ economic rights in respect of their Awards in connection with such change, including without limitation:
(i)adjustments to the Exercise Price without any change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each Share covered by the Option;
(ii)adjustments to the number of Shares to which a Participant is entitled upon exercise or vesting of an Award;
(iii)adjustments permitting the immediate exercise of any outstanding Options that are not otherwise exercisable or the immediate vesting of Other Awards; and

(iv)adjustments to the number or kind of Shares or other securities reserved for issuance pursuant to the Plan and to the number or kind of Shares or other securities or other property issuable upon the exercise or vesting of Awards.
Section 2.3    Amendment and Termination
(a)The Board may, in its sole discretion, suspend or terminate the Plan at any time or from time to time and/or amend or revise the terms of the Plan or of any Award granted under the Plan and any Grant Agreement relating thereto, provided that such suspension, termination, amendment or revision shall:
(i)not adversely alter or impair any Award previously granted except as permitted by the terms of this Plan;
(ii)be in compliance with applicable law and subject to any regulatory approvals including, where required, the approval of the Stock Exchange; or
(iii)be subject to Shareholder approval, where required by law, the requirements of the Stock Exchange or this Plan.
(b)If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force with respect to outstanding Awards will continue in effect as long as any such Award or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Plan, the Board will remain able to make such interpretations and amendments to the Plan or the Awards as they would have been entitled to make if the Plan were still in effect.
(c)Subject to Section 2.3(a), the Board may from time to time, in its discretion and without the approval of Shareholders, make changes to the Plan or any Award that do not require the approval of Shareholders under Section 2.3(d), which may include but are not limited to:
(i)any amendment of a “housekeeping” nature, including without limitation those made to clarify the meaning of an existing provision of the Plan, correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correct any grammatical or typographical errors or amend the definitions in the Plan regarding administration of the Plan;
(ii)a change to the vesting provisions of the Plan or any Award;
(iii)a change to the provisions governing assignability and the effect of termination of a Participant’s employment, contract or office;
(iv)the addition of a form of financial assistance and any amendment to a financial assistance provision which is adopted;
(v)a change to advance the date on which any Option may be exercised under the Plan; and
(vi)an amendment of the Plan or an Award as necessary to comply with applicable law or the requirements of the Stock Exchange or any other regulatory body having authority over the Corporation, the Plan, the Participants or the Shareholders.

(d)Shareholder approval is required for the following amendments to the Plan:
(i)any increase in the maximum number of Shares that may be issuable from treasury pursuant to Awards granted under the Plan (as set out in Section 2.2), other than an adjustment pursuant to Section 2.2(e);
(ii)any reduction in the Exercise Price of an Option after the Option has been granted or any cancellation of such Option and the substitution of that Option with a new Option with a reduced Exercise Price, except in the case of an adjustment pursuant to Section 2.2(e);
(iii)any extension of the maximum Expiry Date of an Option, except in case of an extension due to a black-out period;
(iv)a change to the definition of Eligible Persons;
(v)the addition of a deferred or performance share unit or any other provision which results in Participants receiving securities while no cash consideration is received by the Corporation; and
(vi)any amendment to Section 2.3(c) and Section 2.3(d).
Section 2.4    Compliance with Legislation
(a)The Plan (including any amendments thereto), the terms of the grant of any Award under the Plan, the grant and exercise of any Award and the Corporation’s obligation to sell and deliver Shares upon the vesting or exercise of any Award, shall be subject to all applicable U.S. and non-U.S. federal, provincial, state and local laws, rules and regulations, the rules and regulations of the Stock Exchange and any other stock exchange on which the Shares are listed or posted for trading and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel to the Corporation, be required. The Corporation shall not be obliged by any provision of the Plan or the grant of any Award hereunder to issue or sell Shares in violation of such laws, rules and regulations or any condition of such approvals.
(b)No Award shall be granted, and no Shares shall be issued or sold hereunder, where such grant, issue or sale would require registration of the Plan or of Shares under the securities laws of any non-U.S./non-Canadian jurisdiction, and any purported grant of any Award or purported issue or sale of Shares hereunder in violation of this provision shall be void.
(c)The Corporation shall have no obligation to issue any Shares pursuant to this Plan unless upon official notice of issuance such Shares shall have been duly listed with the Stock Exchange (and any other stock exchange on which the Shares are listed or posted for trading). Shares issued and sold to Participants pursuant to the exercise or vesting of Awards may be subject to limitations on sale or resale under applicable securities laws.
(d)If Shares cannot be issued to a Participant upon the exercise or vesting of an Award due to legal or regulatory restrictions, the obligation of the Corporation to issue such Shares shall terminate and any funds paid to the Corporation in connection with the exercise of an Option will be returned to the applicable Participant as soon as practicable.

Section 2.5    Effective Time and Termination
The amendment and restatement of the Plan was effective at the time (the “Effective Time”) it was approved by the shareholders of Zymeworks. No Awards may be issued under the Plan from and after the tenth anniversary of the Effective Time, provided that Awards issued prior to such date shall remain in effect following such date in accordance with their terms. The amendment and restatement through the Arrangement Effective Date is effective as of, and contingent upon, the Arrangement Effective Time, except that the changes to Section 1.1(g)(vi) are effective as of immediately prior to, and contingent upon, the Arrangement Effective Time.
Section 2.6    Tax Withholdings and Deductions
The Corporation shall have the authority and the right to deduct or withhold from any amount otherwise payable to a Participant, or require a Participant to remit to the Corporation, an amount sufficient for the Corporation to be able to comply with the applicable provisions of any U.S. or non-U.S. federal, provincial, state or local law relating to the withholding of tax or other required deductions (“Tax Obligations”) arising as a result of any Award. Notwithstanding any other provision contained herein, the delivery of Shares with respect to any Award granted under this Plan is subject to the condition that if at any time the Corporation determines, in its discretion, that the satisfaction of the Tax Obligations is necessary or desirable in respect of such delivery, such delivery is not required unless provision for the Tax Obligation has been made to the satisfaction of the Corporation. In such circumstances, the Corporation may require that a Participant pay to the Corporation, in addition to the Exercise Price for the Shares (if applicable), such amount as the Corporation is obliged to remit to the relevant taxing authority in respect of the Award. Any such additional payment is due no later than the date as of which any amount with respect to the Award first becomes includable in the gross income of the Participant for tax purposes. To the extent permitted by the Board, a Participant may direct a portion of the Shares acquired to be sold by a broker to satisfy the Tax Obligations and the funds from such sale to be paid to the Corporation to be remitted to the relevant taxing authority.
Section 2.7    Non-Transferability
Except as set forth herein, Awards are not transferable. Options may be exercised only by:
(a)the Participant to whom the Options were granted;
(b)with the Board’s prior written approval and subject to such conditions as the Corporation may stipulate (which may include conditions with respect to compliance with applicable securities law), such Participant’s family or retirement savings trust or any registered retirement savings plans or registered retirement income funds of which the Participant is and remains the annuitant;
(c)upon the Participant’s death, by the legal representative of the Participant’s estate; or
(d)upon the Participant’s Incapacity, the legal representative having authority to deal with the property of the Participant;
provided that any such legal representative shall first deliver evidence satisfactory to the Corporation of entitlement to exercise any Option. A person exercising an Option may subscribe for Shares only in the person’s own name or in the person’s capacity as a legal representative.

Section 2.8    Participation in this Plan
(a)No Participant has any claim or right to be granted an Award (including, without limitation, an Award granted in substitution for any Award that has expired pursuant to the terms of this Plan), and the granting of any Award does not and is not to be construed as giving a Participant a right to continued employment or to remain a Consultant, director, officer or employee, as the case may be, of the Corporation or an Affiliate of the Corporation. Nothing contained in this Plan or in any Award granted under this Plan shall interfere in any way with the rights of the Corporation or an Affiliate of the Corporation in connection with the employment, retention or termination of any such person.
(b)No Participant has any rights or privileges as a shareholder of the Corporation in respect of Shares with respect to any Award until the allotment and issuance to the Participant of certificates representing such Shares or the entry of such Participant’s name on the share register of the Corporation as the holder of Shares and that person becomes the holder of record of those Shares. The Participant or the Participant’s legal representative shall not, by reason of the grant of any Award (other than an Award of Restricted Stock as set forth in Article 5), be considered to be a shareholder of the Corporation until shares have been issued in respect thereof.
(c)The Corporation makes no representation or warranty as to the future market value of the Shares or with respect to any income tax matters affecting the Participant resulting from the grant, vesting or delivery of an Award or transactions in the Shares. With respect to any fluctuations in the market price of Shares, neither the Corporation, nor any of its directors, officers, employees, shareholders or agents shall be liable for anything done or omitted to be done by such person or any other person with respect to the price, time, quantity or other conditions and circumstances of the issuance of Shares hereunder or in any other manner related to the Plan. For greater certainty, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. The Corporation does not assume responsibility for the income or other tax consequences resulting to the Participant and they are advised to consult with their own tax advisors.
Section 2.9    Notice
Each notice relating to an Award, including the exercise of an Option, must be in writing. All notices to the Corporation must be delivered personally, by prepaid registered mail or by email and must be addressed to the secretary of the Corporation. All notices to the Participant will be addressed to the principal address of the Participant on file with the Corporation. Either the Corporation or the Participant may designate a different address by written notice to the other. Such notices are deemed to be received: (i) if delivered personally, on the date of delivery; (ii) if sent by prepaid, registered mail, on the fifth Business Day following the date of mailing; or (iii) if sent by email, when the sender receives an email from the recipient acknowledging receipt, provided that an automatic “read receipt” does not constitute acknowledgment of an email for purposes hereof. Any notice given by either the Participant or the Corporation is not binding on the recipient thereof until received.
Section 2.10    Right to Issue Other Shares
The Corporation shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, issuing further Shares, repurchasing Shares or varying or amending its share capital or corporate structure.

Section 2.11    Quotation of Shares
So long as the Shares are listed on a Stock Exchange, the Corporation must apply to the Stock Exchange for the listing or quotation, as applicable, of the Shares issued upon the exercise or delivery of all Awards granted under the Plan, however, the Corporation cannot guarantee that such Shares will be listed or quoted on the Stock Exchange or any other stock exchange.
Section 2.12    No Fractional Shares
No fractional Shares shall be issued upon the exercise or delivery of any Award granted under the Plan and, accordingly, if a Participant would become entitled to a fractional Share upon the exercise or delivery of an Award, or from an adjustment permitted by the terms of this Plan, such Participant shall only have the right to purchase or receive the next lowest whole number of Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.
Section 2.13    Governing Law
With respect to Awards granted prior to the Arrangement Effective Time, the Plan shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. With respect to Awards granted on or after the Arrangement Effective Time, the Plan shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof and the federal laws of the United States applicable therein, without giving effect to the principles of conflicts of law thereof.
ARTICLE III

OPTIONS
Section 3.1    Grant
(a)Subject to the provisions of this Plan, the Board may grant Options to any Eligible Person upon the terms, conditions and limitations set forth herein or such other terms, conditions and limitations as the Board may determine and set forth in the Grant Agreement; provided that no Option in respect of which Shareholder approval is required under the rules of the Stock Exchange is granted until the time that such grant has been approved by the Shareholders.
(b)An Option shall be evidenced by a Grant Agreement, signed on behalf of the Corporation.
(c)The grant of an Option to, or the exercise of an Option by, a Participant under the Plan shall neither entitle such Participant to receive nor preclude such Participant from receiving subsequently granted Options.
Section 3.2    Exercise Price
An Option may be exercised at a price that shall be fixed by the Board at the time that the Option is granted, but in no event shall it be less than the Fair Market Value of the Shares on the Date of Grant (the “Exercise Price”). The Exercise Price shall be subject to adjustment in accordance with the provisions of Section 2.2(e) hereof.

Section 3.3    Vesting
(a)All Options granted hereunder shall vest in accordance with the terms of the Grant Agreement entered into in respect of such Options. The Board has the right to accelerate the date upon which any Option becomes exercisable notwithstanding the vesting schedule set forth for such Option, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration.
(b)Notwithstanding any other provision of the Plan, unless otherwise approved by the Board, the vesting of any Options granted hereunder shall be suspended and postponed during any period of Authorized Leave and, upon a Participant’s return from such Authorized Leave, the vesting of such Options shall be extended by a period equivalent to such period of Authorized Leave provided that any such extension will not extend the Expiry Date of the option. Notwithstanding the foregoing, upon a Participant’s return from an Authorized Leave that was a parental leave, the rate of vesting of such Participant’s Options shall be accelerated to twice the rate provided for in the Participant’s Grant Agreement until such time as the Participant holds vested Options in accordance with the original schedule of Vesting Dates provided for in the Participant’s Grant Agreement. For certainty, nothing contained herein shall limit the effect of Section 4.3 of the Plan upon the termination of any Participant’s employment or service as a Consultant, and the calculation of the number of Options vested as of a Participant’s Termination Date for purposes thereof shall take into account any suspension, postponement or adjustment of the vesting schedule applicable to such Options contemplated by this Section 3.3 (b).
ARTICLE IV

EXERCISE & EXPIRY & CHANGE OF CONTROL
Section 4.1    Conditions of Exercise
(a)Vested Options may only be exercised during the Exercise Period by the Participant or upon the Participant’s death or Incapacity, his or her legal representative (provided that such legal representative shall first deliver evidence satisfactory to the Corporation of entitlement to exercise such vested Options). Subject to the restrictions set out in this Plan and to any alternative exercise procedure which may be established from time to time by the Board, Options to acquire Shares may be exercised by delivering to the Corporation an Exercise Notice, together with a bank draft, certified cheque or other form of payment acceptable to the Corporation in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Options and, if required by Section 2.6, the amount necessary to satisfy any source deductions or withholding taxes.
(b)Pursuant to the Exercise Notice, a Participant may choose to undertake a “cashless exercise” with the assistance of a broker in order to facilitate the exercise of such Participant’s Options. The “cashless exercise” procedure may include a sale of such number of Shares as is necessary to raise an amount equal to the aggregate Exercise Price for all Options being exercised by that Participant under an Exercise Notice. The Participant shall also comply with Section 2.6 of this Plan with regards to any applicable withholding tax and shall comply with all such other procedures and policies as the Corporation may prescribe or determine to be necessary or advisable from time to time in connection with such “cashless exercise.”
(c)In addition, in lieu of exercising any vested Option in the manner described in this Article 4, and pursuant to the terms of this Article 4, a Participant may provide a properly endorsed notice of surrender to the Secretary of the Corporation, substantially in the form of Exhibit “C” to the Grant Agreement (a “Surrender Notice”) pursuant to which the Participant agrees to transfer, dispose and surrender an Option (“Surrender”) to the Corporation and elects to receive that number of Shares calculated using the following formula, after deduction of any income tax and other amounts required by law to be withheld pursuant to Section 2.6:
X = Y * (A-B) / A
Where:
X = the number of Shares to be issued to the Participant
Y = the number of Shares underlying the Options to be Surrendered
A = the Fair Market Value of the Shares as at the date of the Surrender
B = the Exercise Price of such Options
The decision of whether or not to permit Surrender for any Option is at the sole discretion of the Corporation and will be made on a case by case basis.
(d)Where Shares are to be issued to the Participant pursuant to the terms of this Section 4.1, as soon as practicable following the receipt of the Exercise Notice and, if Options are exercised only in accordance with the terms of Section 4.1(a), the required bank draft, certified cheque or other acceptable form of payment, the Corporation shall duly issue such Shares to the Participant as fully paid and non-assessable.
Section 4.2    Exercise Period
(a)The Exercise Period shall be determined by the Board in its sole and absolute discretion at the time the Option is granted and:
(i)each Option shall Expire not later than ten (10) years after the Date of Grant;
(ii)unless otherwise provided in the Participant’s Grant Agreement, the Exercise Period shall be automatically reduced or the Expiry Date postponed in accordance with this Article 4 upon the occurrence of any of the events referred to herein; and
(iii)unless otherwise provided in the Participant’s Grant Agreement, no Option in respect of which Shareholder approval is required under the rules of the Stock Exchange shall be exercisable until the time that such Option has been approved by the Shareholders.
(b)Notwithstanding any other provision of the Plan, if the Expiry Date of an Option falls on a date upon which such Participant is prohibited from exercising such Option due to a blackout period or other trading restriction imposed by the Corporation, then the Expiry Date of such Option shall be automatically extended to the tenth (10th) Business Day following the date the relevant black-out period or other trading restriction imposed by the Corporation is lifted, terminated or removed; provided, however, that notwithstanding the foregoing, the Expiry Date of an Option shall in no case extend beyond the tenth (10th) anniversary of the date on which it is granted.

Section 4.3    Termination Date
(a)Subject to Section 4.2, unless otherwise provided in the Participant’s Grant Agreement, employment agreement or consulting agreement:
(i)if, at any time, a Participant ceases to be an employee of the Corporation or a subsidiary as a result of the Participant’s retirement with the concurrence of the Board, any Options granted to such Participant and vested as of the Termination Date (as defined below) shall remain exercisable by such Participant until the earlier of: (i) 90 days following the Termination Date; and (ii) the Expiry Date. As of the Termination Date, all unvested Options of such Participant shall Expire and such Participant shall no longer be eligible for a grant of Options;
(ii)if, at any time, a Participant ceases to be an employee of the Corporation or a subsidiary as a result of the Participant’s death or Incapacity, any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant (or, in accordance with Section 2.7, the Participant’s legal representative) until the earlier of: (i) one year following the date of death or the date on which the Board determines that the Incapacity will prevent the employee from fulfilling his or her duties with the Corporation; and (ii) the Expiry Date. As of the Termination Date, all unvested Options of such Participant shall Expire;
(iii)if, at any time, a Participant ceases to be an employee of the Corporation or a subsidiary as a result of the Participant’s termination for cause, as determined by the Board, in its discretion, then, as of the Termination Date, the vested and unvested Options granted to such Participant shall Expire and be of no further force or effect whatsoever and such Participant shall no longer be eligible for a grant of Options;
(iv)if, at any time, a Participant ceases to be an employee of the Corporation or a subsidiary as a result of the Participant’s resignation, then any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant until the earlier of: (i) 90 days following the Termination Date; and (ii) the Expiry Date. As of the Termination Date, all unvested Options granted to such Participant shall Expire and be of no further force or effect whatsoever and such Participant shall no longer be eligible for a grant of Options;
(v)if, at any time, a Participant ceases to be an employee of the Corporation or a subsidiary as a result of the Participant’s dismissal without cause, any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant until the earlier of: (i) ninety (90) days following the Termination Date; and (ii) the Expiry Date. As of the Termination Date, all unvested Options of such Participant shall Expire (for certainty, without regard to any period of reasonable notice that the Corporation or a subsidiary, as the case may be, may be required at law to provide to the Participant) and such Participant shall no longer be eligible for a grant of Options;
(vi)where, in the case of a Consultant, the Participant’s consulting agreement or arrangement terminates by reason of: (i) termination by the Corporation or an Affiliate for any reason whatsoever other than for material breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the Participant’s consulting agreement or arrangement); or (ii) voluntary termination by the Participant, then any Options held by the Participant that are exercisable at the Termination Date continue to be exercisable by the Participant until the earlier of: (A) the date that is ninety (90) days from the Termination Date; and (B) the Expiry Date. Any Options held by the Participant that are not exercisable at the Termination Date immediately expire and are cancelled on such date;
(vii)where, in the case of a Consultant, the Participant’s consulting agreement or arrangement terminates by reason of the death or Incapacity of the Participant, then any Options held by the Participant that are exercisable at the date of the death or Incapacity of the Participant continue to be exercisable by the Participant (or, in accordance with Section 2.7, the Participant’s legal representative) until the earlier of: (i) the date that is one year from the date of the death or Incapacity of the Participant; and (ii) the Expiry Date. Any Options held by the Participant that are not exercisable at the date of the death or Incapacity of the Participant immediately expire and are cancelled on such date;
(viii)where, in the case of a Consultant, the Participant’s consulting agreement or arrangement is terminated by the Corporation or an Affiliate for material breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the Participant’s consulting agreement or arrangement), as determined by the Board, in its discretion, then any Options held by the Participant, whether or not such Options are exercisable at the Termination Date, immediately expire and are cancelled on the Termination Date at a time determined by the Board, in its discretion;
(ix)if, at any time, a Participant ceases to be a director, officer or member of an advisory board of the Corporation or a subsidiary (and is not or does not continue as an employee or consultant of the Corporation or a subsidiary) for a reason other than the death or Incapacity of the Participant, the Options granted to such Participant and vested as of the Termination Date may be exercised by such Participant until the earlier of: (i) ninety (90) days following the Termination Date; and (ii) the Expiry Date. As of the Termination Date, all unvested Options granted to such Participant shall cease and terminate and be of no further force or effect whatsoever;
(x)if, at any time, a Participant ceases to be a director, officer or member of an advisory board of the Corporation or a subsidiary (and is not or does not continue as an employee or consultant of the Corporation or a subsidiary) as a result of the Participant’s death or Incapacity, any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant (or, in accordance with Section 2.7, the Participant’s legal representative) until the earlier of: (i) the date that is one year from the date of the death or Incapacity of the Participant; and (ii) the Expiry Date. As of the Termination Date, all unvested Options granted to such Participant shall cease and terminate and be of no further force or effect whatsoever; and
(xi)if, at any time, a Participant who is a Non-Executive Director, ceases to be a director of the Corporation or a subsidiary for a reason other than the death or Incapacity of the Participant, the Options granted to such Participant and vested as of the Termination Date may be exercised by such Participant until the earlier of: (i) the date that is one year from the Termination Date; and (ii) the Expiry Date. As of the Termination Date, all unvested Options of such Participant shall Expire and such Participant shall no longer be eligible for a grant of Options.
(b)Notwithstanding any other provisions of this Section 4.3, the Board may extend the expiration date of vested and unvested Options of a Participant beyond the Expiry

Dates set out above, provided that such extended dates are not later than the initial assigned maximum Expiry Date of any such Option.
(c)For purposes of the foregoing:
“Incapacity” means the permanent and total incapacity of a Participant as determined in accordance with procedures established by the Board for purposes of this Plan; and
“Termination Date” means:
(i)in the case of a Participant whose employment or term of office with the Corporation or a subsidiary terminates in the circumstances set out in Section 4.3, the date that is designated by the Corporation or a subsidiary, as the case may be, as the last day of the Participant’s employment or term of office with the Corporation or a subsidiary, as the case may be, provided that in the case of termination of employment by voluntary resignation by the Participant, such date shall not be earlier than the date notice of resignation was given, and, in the case of a termination by the Corporation without cause, “Termination Date” specifically does not mean the date on which any period of reasonable notice that the Corporation or a subsidiary, as the case may be, may be required at law to provide to the Participant, would expire; and
(ii)in the case of a Participant who is a Consultant and whose consulting agreement or arrangement with the Corporation or a subsidiary, as the case may be, terminates in the circumstances set out in Section 4.3, the date that is designated by the Corporation or a subsidiary, as the case may be, as the date on which the Participant’s consulting agreement or arrangement is terminated, provided that in the case of voluntary termination by the Participant, such date shall not be earlier than the date notice of voluntary termination was received by the Corporation, and, in the case of a termination by the Corporation without cause, “Termination Date” specifically does not mean the date on which any period of notice of termination that the Corporation or a subsidiary, as the case may be, may be required to provide to the Participant under the terms of the consulting agreement or arrangement, would expire.
Section 4.4    Change of Control
(a)Notwithstanding anything else in this Plan or any Grant Agreement, the Board has the right to provide for the conversion or exchange of any outstanding Awards into or for options, rights or other securities in any entity participating in or resulting from a Change of Control, cash or other property.
(b)Upon the Corporation entering into an agreement relating to a transaction which, if completed, would result in a Change of Control, or otherwise becoming aware of a pending Change of Control, the Corporation shall give written notice of the proposed Change of Control to the Award holders, together with a description of the effect of such Change of Control on outstanding Awards, not less than seven (7) days prior to the closing of the transaction resulting in the Change of Control.
(c)The Board may, in its sole discretion, accelerate the vesting and/or the Expiry Date of any or all outstanding Awards to provide that, notwithstanding the vesting provisions of such Awards or any Grant Agreement, such designated outstanding Awards shall be fully vested and conditionally exercisable (in the case of Options) upon (or prior to) the completion of the Change of Control provided that the Board shall not, in any case, authorize the exercise of Options pursuant to this Section 4.4(c) beyond the Expiry Date of the Options. If the

Board elects to accelerate the vesting and/or the Expiry Date of the Options, then if any of such Options are not exercised within seven (7) days after the applicable holders are given the notice contemplated in Section 4.4(b) (or such later Expiry Date as the Board may prescribe), such unexercised Options shall, unless the Board otherwise determines, terminate and Expire following the completion of the proposed Change of Control. If, for any reason, the Change of Control does not occur within the contemplated time period, the acceleration of the vesting and the Expiry Date of the Awards shall be retracted and vesting shall instead revert to the manner provided in the Grant Agreement.
(d)To the extent that the Change of Control would also result in a capital reorganization, arrangement, amalgamation or reclassification of the share capital of the Corporation (and the Board does not accelerate the vesting and/or the Expiry Date of Awards pursuant to Section 4.4(c)), the Corporation shall make adequate provisions to ensure that, upon completion of the proposed Change of Control, the number and kind of shares subject to outstanding Awards and, if applicable, the Exercise Price per share of Options shall be appropriately adjusted (including by substituting the Awards for awards with respect to securities in any successor entity to the Corporation) in such manner as the Board considers equitable to prevent substantial dilution or enlargement of the rights granted to Award holders. The Board may make changes to the terms of the Awards or the Plan to the extent necessary or desirable to comply with any rules, regulations or policies of any stock exchange on which any securities of the Corporation may be listed, provided that the value of previously granted Awards and the rights of Award holders are not materially adversely affected by any such changes.
(e)Notwithstanding anything else to the contrary herein, in the event of a potential Change of Control, the Board shall have the power, in its sole discretion, to modify the terms of this Plan and/or the Awards (including, for greater certainty, to cause the vesting of all unvested Awards) to assist the Participants to tender into a take-over bid or other transaction leading to a Change of Control. For greater certainty, in the event of a take-over bid or other transaction leading to a Change of Control, the Board shall have the power, in its sole discretion, to permit Participants to conditionally exercise their Options, such conditional exercise to be conditional upon the take-up by such offeror of the Shares or other securities tendered to such take-over bid in accordance with the terms of such take-over bid (or the effectiveness of such other transaction leading to a Change of Control). If, however, the potential Change of Control referred to in this Section 4.4(e) is not completed within the time specified therein (as the same may be extended), then notwithstanding this Section 4.4(e) or the definition of “Change of Control”: (i) any conditional exercise of vested Options shall be deemed to be null, void and of no effect, and such conditionally exercised Options shall for all purposes be deemed not to have been exercised; (ii) Shares which were issued pursuant to exercise of Options which vested pursuant to this Section 4.4 shall be returned by the Participant to the Corporation and reinstated as authorized but unissued Shares; and (iii) the original terms applicable to Options which vested pursuant to this Section 4.4 shall be reinstated.
ARTICLE V

OTHER AWARDS
Section 5.1    General
In addition to Awards of Options hereunder, the Board may grant the types of Awards described in this Article 5 (“Other Awards”), in accordance with the terms of this Article and the Plan.

The Board has the right to accelerate the date upon which any Other Award vests notwithstanding the vesting schedule set forth for such Other Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration.
Section 5.2Restricted Stock
The Board may grant or award Shares to Eligible Persons that are subject to transfer, vesting and forfeiture restrictions (“Restricted Stock”) in respect of such number of Shares, and subject to such terms or conditions, as it shall determine and specify in a Grant Agreement, and may provide in a Grant Agreement for an Option to be exercisable for Restricted Stock. A holder of Restricted Stock shall have all of the rights of a shareholder of the Corporation, including the right to vote the shares, unless the Board shall otherwise determine at the time of grant; provided that unless the Board determines otherwise any dividends paid on Restricted Stock will be held in escrow until all restrictions on such Shares have lapsed. Unless a Participant’s Grant Agreement provides to the contrary, unvested Restricted Stock shall not be transferred without the written consent of the Board. In addition, at the time of termination for any reason of a Participant’s employment or other service relationship with the Corporation or a subsidiary, unvested Restricted Stock shall be forfeited to the Corporation for no consideration, unless otherwise determined by the Board. Share certificates, if any, representing Awards of Restricted Stock (which may also be held in book entry or similar form) shall be imprinted with a legend to the effect that the Shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Grant Agreement and, if the Board so determines, the holder may be required to deposit the share certificates or other evidence of legal and beneficial ownership with the President, Chief Financial Officer, Secretary or other officer of the Corporation or with an escrow agent designated by the Board, together with a stock power or other instrument of transfer appropriately endorsed in blank. In the event that the Restricted Stock is not represented by a share certificate, the Corporation shall direct the Corporation’s registrar and transfer agent to make an appropriate notation of the restrictions on transfer to which the Restricted Stock is subject in the stock books and records of the Corporation.
Section 5.3Restricted Stock Units
The Board may grant Awards payable in Shares upon vesting (“Restricted Stock Units”) to Eligible Persons hereunder, in respect of such number of Shares, and subject to such terms or conditions, as it shall determine and specify in a Grant Agreement. A Restricted Stock Unit represents the right to receive, without payment to the Corporation, a Share. Restricted Stock Units shall become vested as determined by the Board as set forth in the applicable Grant Agreement, unless otherwise described in the Plan. Amounts payable in connection with a Restricted Stock Unit shall be paid to the holder thereof as set forth in the applicable Grant Agreement, but in no event later than two and one-half months following the end of the calendar year in which the applicable vesting condition is met (unless receipt is deferred in accordance with procedures adopted by the Board, any of which shall comply with the requirements of Section 409A of the Code if the Participant is a United States taxpayer). Restricted Stock Units shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the Restricted Stock Units shall be and remain the sole property of the Corporation and all holders’ rights thereunder are limited to the rights to receive Shares as provided in the Plan and the applicable Grant Agreement.
Section 5.4Other Share-Based Awards; Performance Vesting
The Board may grant such Other Awards payable in Shares as the Board may determine to be necessary or appropriate, including awards of Shares that are not subject to vesting or forfeiture restrictions. The vesting of Other Awards hereunder may be made subject to the attainment of performance goals, as the Board may determine in its discretion.

APPENDIX 1
US RESIDENT EMPLOYEES
The terms of the Plan are hereby modified with respect to those Participants who are U.S. Participants:
SPECIAL APPENDIX
to the
Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan
Special Provisions Applicable to Participants Subject to
the United States Internal Revenue Code
This Appendix sets forth special provisions of the Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan (the “Plan”) that apply to U.S. Participants. All Options issued under the Plan to U.S. Participants are intended to be exempt from Section 409A of the Code, or any successor thereto, and all provisions hereunder shall be read, interpreted, and applied with that purpose in mind. Terms used herein that are defined in the Plan shall have the meanings set forth in the Plan, as amended from time to time.
1.Interpretation
(a)For the purposes of this Appendix, the following terms have the following meanings:
(i)“Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations and other binding regulatory guidance thereunder;
(ii)“Incentive Stock Option” means any Option granted under the Plan which is designated in the Grant Agreement (at the time it is granted) as an incentive stock option within the meaning of Section 422 of the Code or any successor thereto and which also satisfies the requirements of such section (including, without limitation, the requirement that the Participant is employed by the Corporation or a “parent corporation” or “subsidiary corporation” of the Corporation (as such terms are defined in Section 424 of the Code));
(iii)“Non-Qualified Option” means any Option granted under the Plan to a U.S. Participant which is not an Incentive Stock Option;
(iv)“Ten Percent Shareholder” means a U.S. Participant who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any subsidiary of the Corporation, as applicable (determined in accordance with Section 422 of the Code);
(v)“Separation From Service” shall have the meaning as set forth in United States Treasury Regulation Section 1.409A-1(h) (after giving effect to the presumptions contained therein); and
(vi)“U.S. Participant” shall have the meaning set forth in Section 2(a), below.
(b)The Plan and this Appendix are complementary to each other and shall, with respect to Options granted to U.S. Participants, be read and deemed as one. In the event of any contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions of this Appendix shall prevail with respect to Options granted to U.S. Participants. Options may be granted under this Appendix either as Incentive Stock Options or as Non-Qualified Options, subject to any applicable restrictions or limitations as provided under applicable law.
2.Application
(a)The following special rules and limitations are applicable to Options issued under the Plan to Participants subject to taxation in the United States (referred to hereunder as “U.S. Participants”) at the time of grant.
(b)Incentive Stock Options may be granted with respect to a maximum fixed amount equal to 20% of the Shares reserved for issuance under the Plan at the Effective Time (subject to adjustment pursuant to Section 2.2(e) of the Plan).
(c)To the extent that the aggregate fair market value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the U.S. Participant under all Share Compensation Arrangements of the Corporation and/or its Affiliates (if applicable) exceeds US$100,000 during any calendar year, the Options or portions thereof that exceed such limit (according to the order in which they are granted) shall constitute Non-Qualified Options in accordance with Section 422(d) of the Code or any successor thereto, notwithstanding any contrary provision of the Plan and/or Grant Agreement.
(d)Each U.S. Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S. Participant in connection with the Plan (including any taxes and penalties under Section 409A), and neither the Corporation nor any Affiliate of the Corporation shall have any obligation to pay, indemnify or otherwise hold such U.S. Participant (or any beneficiary) harmless from any or all of such taxes or penalties.
(e)The Corporation and its Affiliates, if applicable, shall withhold taxes according to the requirements of applicable laws, rules and regulations, including the withholding of taxes at source to satisfy any applicable U.S. and non-U.S. federal, provincial, state or local tax withholding obligation and employment taxes.
(f)Each recipient of an Option hereunder who is or who becomes a U.S. Participant is advised to consult with his or her personal tax advisor with respect to the tax consequences under federal, state, local and other tax laws of the receipt and/or exercise of an Option hereunder.
(g)Without derogating from the powers and authorities of the Board detailed in the Plan, and unless specifically required under applicable law, the Board shall also have the sole and full discretion and authority to administer the provisions of this Appendix and all actions related thereto including, in addition to any powers and authorities specified in the Plan, the performance, from time to time and at any time, of either or both of the following:
(i)deciding whether to issue Options as Incentive Stock Options or as Non-Qualified Options; and
(ii)adopting standard forms of Grant Agreements to be applied with respect to U.S. Participants, incorporating and reflecting, inter alia, relevant provisions regarding the grant of Options in accordance with this Appendix and amending or modifying the terms of such standard forms from time to time.
3.Exercise Price
The Exercise Price of each Option granted under the Plan to a U.S. Participant shall not be less than the Fair Market Value of a Share on the date such Option is granted. Notwithstanding any other provision of the Plan, in determining the Fair Market Value of a Share under the Plan in connection with the grant of an Option to a U.S. Participant, the Board will make the determination of Fair Market Value in good faith consistent with the rules of Sections 422 and 409A of the Code and the rules of the NYSE, to the extent applicable.
4.Expiry of Option
Notwithstanding any other provision of the Plan and any provisions of the Grant Agreement to the contrary, Options granted to U.S. Participants may not be exercised under any circumstance following the ten (10) year anniversary of the date of grant.
5.Disqualifying Disposition
Without limiting the generality of the foregoing, if a U.S. Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Incentive Stock Option on or before the later of (i) the date two years after the date the Option is granted or (ii) the date one year after the transfer of such Shares to the U.S. Participant upon exercise of the Incentive Stock Option, the U.S. Participant shall notify the Corporation in writing within 30 days after the date of any such disposition (“Disqualifying Disposition”) and shall remit to the Corporation or its Affiliate, as applicable, the amount of any applicable U.S. and non-U.S. federal, state, provincial and local withholding and employment taxes which the Corporation is required to collect in accordance with applicable laws (if any).
6.Adjustments to Options
In the event of a corporate transaction requiring the adjustment of an Option held by a U.S. Participant, the number of Shares deliverable on the exercise of an Option held by a U.S. Participant and the Exercise Price of an Option held by a U.S. Participant shall be adjusted in a manner intended to keep the Options exempt from Section 409A of the Code and to comply with Section 422 of the Code, if applicable, in the case of an Incentive Stock Option.
7.Amendment of Appendix
The Board shall retain the power and authority to amend or modify this Appendix and any Option issued hereunder to the extent the Board in its sole discretion deems necessary or advisable to comply with law or regulation, including to comply with any guidance issued under Sections 409A or 422 of the Code. Such amendments may be made without the approval of any U.S. Participant.
8.Ten Percent Shareholders
(a)If any U.S. Participant to whom an Incentive Stock Option is to be granted under this Plan is, at the time of the grant of such Option, a Ten Percent Shareholder, then the following special provisions shall apply:
(i)the per share price at which Shares may be purchased upon the exercise of an Incentive Stock Option shall be no less 110% of the Fair Market Value of a Share at such time as the Option is granted (as determined under the applicable provisions of the Code); and
(ii)the maximum term of the Option shall not exceed five (5) years from the date the Option is granted.
(b)Subject to the provisions of this Section 8 regarding Ten Percent Shareholders, and applicable requirements for securityholder approval, no Incentive Stock Option may be granted hereunder to a U.S. Participant following the expiry of ten (10) years after the date on which this Plan is adopted by the Board.

Neither this document, nor any stock option agreement connected with it, is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the UK Sub-Plan to the Zymeworks Inc, Amended and Restated Stock Option and Equity Compensation Plan (the "Sub-Plan").The Sub-Plan is exclusively available to bona fide employees and former employees of Zymeworks Inc., Zymeworks Management Inc., and any other UK Subsidiary.

UK SUB-PLAN TO THE
ZYMEWORKS INCORPORATED AMENDED AND RESTATED STOCK OPTION AND EQUITY COMPENSATION PLAN
Additional Terms and Conditions for Options received by Participants resident in the UK.
1.The purpose of this Sub-Plan is to provide incentives for present and future UK tax resident employees of Zymeworks, Inc., Zymeworks Management Inc., and any other UK Subsidiary through the grant of options over shares of Common Stock of Zymeworks, Inc (the "Corporation").
2.Capitalized terms are defined in the Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan (the "US Plan"), subject to the provisions of this Sub-Plan.
3.References to Incentive Stock Options and Nonstatutory Stock Options shall not apply to Options granted under the Sub-Plan.
4.The Options granted under this Sub-Plan shall be designated as Non-tax favoured Options.
5.This Sub-Plan is governed by the Plan and all its provisions shall be identical to those of the Plan SAVE THAT
(i) "Sub-Plan" shall be substituted for "Plan" where applicable and
(ii) the following provisions shall be as stated in this Sub-Plan in order to accommodate the specific requirements of the laws of England and Wales:
6.SECTION 1.1 Definitions.
The following definitions shall be deleted: “Consultant”, “Incentive Stock Option”, "Non-Executive Director; “Non-Qualified Option and "Ten Percent Shareholders".
In the definition of "Eligible Person", the words "director, officer, or" and the words "or Consultant" shall be deleted and the words "(including any of those persons who is also an officer or director of the Corporation or its subsidiaries)" shall be added.
In Section 1.1, the following definitions shall be inserted:

"Award Tax Liability" means any liability or obligation of the Corporation and/or any subsidiary to account (or pay) for income tax (under the UK withholding system of PAYE (pay as you earn)) or any other taxation provisions and primary class 1 National Insurance Contributions in the United Kingdom to the extent arising from the grant, exercise, assignment, release, vesting, settlement, cancellation or any other disposal of an Award or arising out of the acquisition, retention and disposal of the Shares acquired under this Plan.
"Data" means certain personal information about the Participant, including, but not limited to, name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any stock, units or directorships held in the Corporation or any subsidiary, details of all options or other entitlement to shares awarded, cancelled, exercised, vested, unvested, or outstanding in the Participant's favour.
"Data Recipients" means third parties assisting the Corporation in the implementation, administration, and management of the Plan.
"ITEPA" shall mean the Income Tax (Earnings and Pensions) Act 2003.
"Non-tax favoured Option" means an option over shares in the Corporation that is neither an HM Revenue & Customs company share option (under Schedule 4 of ITEPA) nor an enterprise management incentive (EMI) option which meets the requirements of Schedule 5 of ITEPA.
"Option Tax Liability" means any liability or obligation of the Corporation and/or any subsidiary to account (or pay) for income tax (under the UK withholding system of PAYE (pay as you earn)) or any other taxation provisions and primary class 1 National Insurance Contributions in the United Kingdom to the extent arising from the grant, exercise, assignment, release, cancellation or any other disposal of an Option or arising out of the acquisition, retention and disposal of the Shares acquired under this Plan.
"Personal Representative" means the personal representative(s) of a Participant (being either the executors of the will or, if a Participant dies intestate, the duly appointed administrator(s) of the estate) who has provided to the Board evidence of their appointment as such.
"Secondary Contributor” means a person or company who has a liability to account (or pay) the Secondary NIC Liability to HM Revenue and Customs.
"Secondary NIC Liability" means any liability to employer's Class 1 National Insurance Contributions (including Health and Social Care Levy, when applicable) to the extent arising from the grant, exercise, release or cancellation of an Option or arising out of the acquisition, retention and disposal of the Shares acquired pursuant to an Option.
"Section 431 Election" means an election made under section 431 of ITEPA.

"UK Subsidiary” means a subsidiary of the Corporation which is incorporated in the UK.
"US Plan" means the Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan, originally effective June 7, 2018, as amended through the Arrangement Effective Time and as it may be further amended from time to time.
7.SECTION 2.2 Shares Reserved
The word "Plan" shall be replaced with "the US Plan (together with the Plan).
8.SECTION 2.3 Amendment and Termination
In Subsection (b) insert the following sentence " The Plan will terminate upon the expiry of the US Plan".
In Subsection (c) delete the words " and without the approval of Shareholders" and "that do not require the approval of Shareholders under Section 2.3(d)".
Subsection (d) to be deleted in its entirety.
The following footnote shall be inserted:
"Any changes adverse to the Participant (other than those described in Section 2.3(c) (vi) will normally require Participant consent under UK law."
9.SECTION 2.4. Compliance with Legislation.
The words "all applicable U.S. and non-U.S. federal, provincial, state and local laws, rules and regulations" shall be deleted and replaced with the words "any applicable law".
10.SECTION 2.5. Effective Time and Termination.
The words "The March 4, 2020 amendment and restatement of the Plan was effective at the time (the “Effective Time”) it was approved by the shareholders of Zymeworks." shall be deleted. The words "March 4, 2020" shall be inserted after the words "anniversary of" and "(the "Effective Time")".
The words "The amendment and restatement through the Arrangement Effective Date is effective as of, and contingent upon, the Arrangement Effective Time, except that the changes to Section 1.1(g)(vi) are effective as of immediately prior to, and contingent upon, the Arrangement Effective Time." Shall be deleted and replaced with the words "The Plan will terminate automatically on the termination of the US Plan".
11.SECTION 2.6. Withholding Obligations.
The title of Section 2.6 shall be deleted and replaced with the title "Withholding Obligations".

Section 2.6 shall be deleted in its entirety and replaced with the paragraph below:
"In the event that the Corporation or any subsidiary determines that it is required to account to HM Revenue & Customs for any Award Tax Liability or Secondary NIC Liability (under the Award Agreement) arising from the grant, exercise, assignment, release, vesting, settlement, cancellation or any other disposal of an Award or arising out of the acquisition, retention and disposal of the Shares acquired pursuant to an Award, the Participant, as a condition to the issue of Shares in connection with an Award, shall make such arrangements satisfactory to the Corporation to enable it or any subsidiary to satisfy any requirement to account for any Award Tax Liability (and, if applicable, any Secondary NIC Liability) that may arise in connection with the Award including, but not limited to, arrangements satisfactory to the Corporation for withholding Shares that would otherwise be issued to the Participant."
12.SECTION 2.7. Non-Transferability.
Any reference to the words "legal representative" shall be deleted and replaced with the words "Personal Representative".
In Subsection (a) the word "or" shall be added.
In Subsection (c), the word "estate" shall be deleted and replaced with the words "within 12 months of the Participant's death".
Subsections (b) and (d) shall be deleted in their entirety.
13.SECTION 2.8. Participation in this Plan.
In Subsection (b), the words "or the Participant’s legal representative" shall be deleted.
14.SECTION 2.13. Governing Law.
The words "The Section 431 Election shall be governed by the laws of England and Wales." shall be inserted at the end of the Section.
15.SECTION 3.3. Vesting.
In Subsection (b) the following footnote shall be inserted:
"Note that to avoid employment claims, vesting should not be suspended in periods of maternity, shared parental leave etc. Please seek advice if in doubt."
16.SECTION 4.1. Conditions of Exercise.
In Subsection (a) the words " or upon the Participant’s death or Incapacity, his or her legal representative (provided that such legal representative shall first deliver evidence satisfactory to the Corporation of entitlement to exercise such vested Options)" shall be deleted. Insert the words "(and any Option Tax Liability and any Secondary NIC Liability), and a signed Section 431 Election if required" after the word "taxes".

In Subsection (b) insert the words "and any Option Tax Liability and any Secondary NIC Liability)" after the word "tax".
In Subsection (c)the words 'transfer, dispose' shall be deleted and replaced with the word 'release'. The words 'to the Corporation' shall also be deleted. .
17.SECTION 4.2. Exercise Period.
In Subsection (a)(ii), the word "and" shall be deleted.
Subsection (a)(iii) shall be deleted in its entirety.
18.SECTION 4.3. Termination Date.
In Subsection (a) the words "or consulting agreement" shall be deleted and the word "or" shall be added.
In Subsection (a)(ii) the words "in accordance with Section 2.7" shall be deleted and replaced with the word "by". The words "legal representative" shall be deleted and replaced with "Personal Representative".
In Subsection (a)(iii) delete the word "cause" and replace with "gross misconduct".
In Subsection (a)(v) the words "without cause" shall be deleted and replaced with the words "other than for gross misconduct".
Subsections (a)(vi), (a)(vii), (a)(viii) and (a)(xi) shall be deleted in their entirety.
In Subsection 4.3(c)(i), the words " without cause" shall be deleted and replaced with the words "other than for gross misconduct".
Subsection 4.3(c)(ii) shall be deleted in its entirety.
19.SECTION 5.2. Restricted Stock.
The words "Specific UK securities laws advice must be taken where Restricted Stock is acquired other than on exercise of an Option" shall be added below the heading.
20.SECTION 5.4. Other Share-Based Awards; Performance Vesting
The words "Specific UK securities laws advice must be taken where restricted stock is acquired other than on exercise of an Option" shall be added below the heading.

SCHEDULE “A”
ZYMEWORKS INC. STOCK OPTION GRANT AGREEMENT
This agreement (the “Grant Agreement”) evidences the Options granted by Zymeworks Inc. (the “Corporation”) to the undersigned (the “Participant”), pursuant to and subject to the terms of the Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan (the “Plan”), which is incorporated herein by reference. The Exhibits attached to this Stock Option Grant Agreement shall form an integral part of this Stock Option Grant Agreement.
The Corporation hereby grants to the Participant on the Date of Grant such number of Options as set forth in the attached Exhibit “A”, as may be amended from time to time, with each Option representing the right to purchase, on the terms provided herein and in the Plan (including, without limitations, the applicable exercise provisions), a Share with an Exercise Price per Share as set forth in the attached Exhibit “A”, as may be amended from time to time, in each case subject to adjustment in accordance with the provisions of the Plan.
ARTICLE 1
INTERPRETATION
(a)Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.
(b)Words importing the singular shall include the plural and vice versa and words importing any gender include any other gender.
(c)Unless otherwise specified herein, all references to money amounts are to U.S. dollars.
(d)The words “including” and “includes” mean “including (or includes) without limitation”.
ARTICLE 2
VESTING
Section 2.1 Options
Unless earlier terminated, relinquished or expired, Options granted pursuant to this Grant Agreement shall vest in accordance with the provisions set forth in the attached Exhibit “A” as may be amended from time to time.
ARTICLE 3
GENERAL PROVISIONS
Section 3.1 Participation in the Plan
No Participant has any claim or right to be granted an Option (including, without limitation, an Option granted in substitution for any Option that has expired pursuant to the terms of this Plan), and the granting of any Option is not to be construed as giving a Participant a right to continued employment or to remain a Consultant, director, officer or employee, as the case may be, of the Corporation or an Affiliate of the Corporation. Nothing contained in this Grant Agreement or the Plan shall interfere in any way with the rights of the Corporation or an Affiliate of the Corporation in connection with the employment or termination of any such person. Upon any such termination, a Participant’s rights to exercise Options will be subject to restrictions and time limits for the exercise of Options. Complete details of such restrictions are set out in the Plan, and in particular in Article 4 thereof (except to the extent that such provisions are varied in accordance with Exhibit “A” hereto). The Participant hereby agrees that any rule, regulation or determination, including the interpretation by the Board of the Plan, the Option granted hereunder and the exercise thereof, is final and conclusive for all purposes and binding on all persons including the Corporation and the Participant.
Section 3.2 Binding Agreement
The exercise of the Options granted hereby, issuance of Shares and ownership of the Shares are subject to the terms and conditions of the Plan (all of which are incorporated into and form part of this Grant Agreement) and this Grant Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors (including any successor by reason of amalgamation of any party) and permitted assigns.
Section 3.3 Governing Law
This Grant Agreement shall be governed by the laws of the State of Delaware and the federal laws of the United States, in each case, without giving effect to the principles of conflicts of law thereof.
[The remainder of this page is intentionally left blank]

By acceptance of these Options, the undersigned acknowledges receipt of the Plan text and agrees hereby to be subject and bound to the terms of the Plan. The undersigned further acknowledges and agrees that the Participant’s abovementioned participation is voluntary and has not been induced by expectation of engagement, appointment, employment, continued engagement or continued employment, as the case may be.

Accepted and agreed to this ___ day of __________, ______.

Corporation:	ZYMEWORKS INC. By: Name: Title:
Participant:
Signature of Option Holder
Name of Option Holder (Please Print)
Address:

EXHIBIT “A” OPTION GRANT
Participant:    [☐]
Number of Options    [☐]
Exercise Price:    [☐]
Date of Grant:    [☐]
Vesting Schedule    [☐]
Expiry Date1    [☐]
[1] Include here any provisions with respect to the expiry of vested/unvested options that would depart from Section 4.3 of the Plan (i.e., the impact of certain events on the vesting/exercise period, including termination for cause, voluntary resignation, termination other than for cause, termination upon a change of control, and retirement, death or disability).

EXHIBIT “B” ELECTION TO EXERCISE STOCK OPTIONS
TO: ZYMEWORKS INC. (the “Corporation”)
The undersigned option holder hereby elects to exercise Options granted by the Corporation to the undersigned pursuant to a Grant Agreement dated ______________, 20____ under the Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan (the “Plan”), for the number Shares set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.
Number of Shares to be Acquired:
Option Exercise Price (per Share):    $
Aggregate Purchase Price:    $
Amount enclosed that is payable on account of any Source Deductions relating to this Option exercise (contact the Corporation for details of such amount):

☐	Or check here if alternative arrangements have been made with the Corporation;
and hereby tenders a certified cheque, bank draft or other form of payment confirmed as acceptable by the Corporation for such aggregate purchase price, and, if applicable, all Source Deductions, and directs such Shares to be registered in the name of
I hereby agree to file or cause the Corporation to file on my behalf, on a timely basis, all insider reports and other reports that I may be required to file under applicable securities laws. I understand that this request to exercise my Options is irrevocable.
DATED this ___ day of _______________, _____

Signature of Option Holder

Name of Option Holder (Please Print)

EXHIBIT “C” SURRENDER NOTICE
TO: ZYMEWORKS INC. (the “Corporation”)
The undersigned option holder hereby elects to transfer, dispose and surrender Options granted by the Corporation to the undersigned pursuant to a Grant Agreement dated _______________, 20_ under the Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan (the “Plan”) to the Corporation in exchange for Shares as calculated in accordance with Section 4.1(c) of the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.
Please issue a certificate or certificates representing the Shares in the name of: _____
I hereby agree to file or cause the Corporation to file on my behalf, on a timely basis, all insider reports and other reports that I may be required to file under applicable securities laws. I understand that this request to exercise my Options is irrevocable.
DATED this ___ day of _______________, _____.

Signature of Option Holder

Name of Option Holder (Please Print)
Type of Option2    [Incentive Stock Option/Non-Qualified Option]
2 Add for U.S. Participants

SCHEDULE “A”

UK SUB-PLAN
ZYMEWORKS INC. STOCK OPTION GRANT AGREEMENT

This agreement (the “Grant Agreement”) evidences the Options granted by Zymeworks Inc. (the “Corporation”) to the undersigned (the “Participant”), pursuant to and subject to the terms of the UK Sub-Plan to the Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan (the “Plan”), which is incorporated herein by reference. The Exhibits attached to this Stock Option Grant Agreement including the Section 431 Election, if required, shall form an integral part of this Stock Option Grant Agreement. For the avoidance of doubt, unless the Board determines otherwise, the Section 431 Election will be required.
The Corporation hereby grants to the Participant on the Date of Grant such number of Options as set forth in the attached Exhibit “A”, as may be amended from time to time, with each Option representing the right to purchase, on the terms provided herein and in the Plan (including, without limitations, the applicable exercise provisions), a Share with an Exercise Price per Share as set forth in the attached Exhibit “A”, as may be amended from time to time, in each case subject to adjustment in accordance with the provisions of the Plan.
ARTICLE 1
INTERPRETATION

(a)Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.
(b)Words importing the singular shall include the plural and vice versa and words importing any gender include any other gender.
(c)Unless otherwise specified herein, all references to money amounts are to U.S. dollars.
(d)The words “including” and “includes” mean “including (or includes) without limitation”.

ARTICLE 2
VESTING
Section 2.1 Options
Unless earlier terminated, relinquished or expired, Options granted pursuant to this Grant Agreement shall vest in accordance with the provisions set forth in the attached Exhibit “A” as may be amended from time to time.
ARTICLE 3
GENERAL PROVISIONS

Section 3.1 Participation in the Plan
No Participant has any claim or right to be granted an Option (including, without limitation, an Option granted in substitution for any Option that has expired pursuant to the terms of this Plan), and the granting of any Option is not to be construed as giving a Participant a right to continued employment or to remain a director, officer or employee, as the case may be, of the Corporation or an Affiliate of the Corporation. Nothing contained in this Grant Agreement or the Plan shall interfere in any way with the rights of the Corporation or an Affiliate of the Corporation in connection with the employment or termination of any such person. Upon any such termination, a Participant’s rights to exercise Options will be subject to restrictions and time limits for the exercise of Options. Complete details of such restrictions are set out in the Plan, and in particular in Article 4 thereof (except to the extent that such provisions are varied in accordance with Exhibit “A” hereto). The Participant hereby agrees that any rule, regulation or determination, including the interpretation by the Board of the Plan, the Option granted hereunder and the exercise thereof, is final and conclusive for all purposes and binding on all persons including the Corporation and the Participant.
Section 3.2 Binding Agreement
The exercise of the Options granted hereby, issuance of Shares and ownership of the Shares are subject to the terms and conditions of the Plan (all of which are incorporated into and form part of this Grant Agreement) and this Grant Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors (including any successor by reason of amalgamation of any party) and permitted assigns.
Section 3.3 Governing Law
This Grant Agreement shall be governed by the laws of the State of Delaware and the federal laws of the United States, in each case, without giving effect to the principles of conflicts of law thereof. The Section 431 Election is governed by the laws of England and Wales.
ARTICLE 4
TAX OBLIGATIONS

Section 4.1 Secondary NIC Liability
It is noted that the Participant is not obligated, as a condition of the grant or exercise of this Option, to reimburse the Corporation or any other company or person who is or becomes a Secondary Contributor for any Secondary NIC Liability.
Section 4.2 Withholding
In the event that the Corporation determines that it or any subsidiary is required to account to HM Revenue & Customs for the Option Tax Liability or to withhold any other tax (other than a Secondary NIC Liability) as a result of the exercise of this Option, the Participant, as a condition to the exercise of the Option, shall make arrangements satisfactory to the Corporation to enable it or any subsidiary to satisfy all such withholding liabilities. The Participant shall also make arrangements satisfactory to the Corporation to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this Option.
Section 4.3 Tax Consultation
The Participant understands that he or she may suffer adverse tax consequences as a result of the Participant's purchase or disposition of the Shares. The Participant represents that he or she will consult with any tax advisors the Participant deems appropriate in connection with the purchase or disposition of the Shares and that the Participant is not relying on the Corporation or any Affiliate for any tax advice.
Section 4.4 Section 431 Election
Unless determined otherwise by the Board, as a further condition of the exercise of this Option, the Participant must enter into a Section 431 Election in the form set out in Exhibit D or in such other form as may be determined by HM Revenue & Customs from time to time.

Section 4.5 Participant 's Tax Indemnity
Indemnity. To the extent permitted by law, the Participant hereby agrees to indemnify and keep indemnified the Corporation, and the Corporation as trustee for and on behalf of any related corporation, for any Option Tax Liability.
No Obligation to Issue Shares. The Corporation shall not be obliged to allot and issue any Shares or any interest in Shares pursuant to the exercise of this Option unless and until the Participant has paid to the Corporation such sum as is, in the opinion of the Corporation, sufficient to indemnify the Corporation in full against the Option Tax Liability, or the Participant has made such other arrangement as in the opinion of the Corporation will ensure that the full amount of any Option Tax Liability will be recovered from the Participant within such period as the Corporation may then determine.
Right of Retention. In the absence of any such other arrangement being made, the Corporation shall have the right to retain out of the aggregate number of Shares to which the Participant would have otherwise been entitled upon the exercise of this Option, such number of Shares as, in the opinion of the Corporation, will enable the Corporation to sell as agent for the Participant (at the best price which can reasonably expect to be obtained at the time of the sale) and to pay over to the Corporation sufficient monies out of the net proceeds of sale, after deduction of all fees, commissions and expenses incurred in relation to such sale, to satisfy the Participant 's liability under such indemnity.
ARTICLE 5
DATA PROTECTION

As a condition of the grant of the Option, the Participant hereby explicitly and unambiguously acknowledges the necessity of the collection, use, processing and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Corporation and its subsidiaries for the exclusive purpose of implementing, administering and managing the Option.
The Participant understands that the Corporation and its subsidiaries, may hold certain Data for the purpose of managing and administering the Option.
The Participant acknowledges that Data may be transferred to such Data Recipient as may be selected by the Corporation in the future (such as a stock plan service provider or broker), provided that the Corporation ensures that the Data Recipient maintains a level of privacy broadly equivalent to the standard set forth in the Corporation’s Internal Privacy Policy (if any) and in any event, no less than that required by any relevant applicable legislation. The Participant accepts that Data Recipients may be located in the United States or the European Economic Area or elsewhere and the Data Recipient’s country may have different data privacy laws and protections than the Participant’s country.
The Participant authorizes the Corporation and any Data Recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Option, including any requisite transfer of Data to a designated broker or other third party with whom the Participant may elect to deposit any Option Shares acquired upon exercise of the Option, as such Data may be required for the administration of the Option and/or the subsequent holding of Option Shares on the Participant’s behalf.

The Participant understands Data will be held only as long as necessary to implement, administer and manage the Participant’s participation in the Option.
The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, without cost to the Participant, by contacting in writing the Participant’s human resources representative. Further, the Participant understands that the Participant is providing the representations herein on a purely voluntary basis. If the Participant opposes, or later seeks to oppose any processing of the Data, the Participant’s employment status or service and career with the Corporation will not be affected; the only consequence opposing such processing is that the Corporation would not be able to grant the Participant Options or other equity awards or administer or maintain such awards. Therefore, the Participant understands that opposing the processing of the Data may affect the Participant’s ability to participate in the Option or in any future equity awards.
For more information on the consequences of opposing the processing of the Data, the Participant understands that the Participant may contact the Participant’s human resources representative.
As a condition of the grant of the Option, the Participant unambiguously gives the Participant's consent to the transfer of Data, as described in this Grant Agreement, and although countries outside of the United Kingdom may lack legal provisions that offer an adequate level of protection, similar to the General Data Protection Regulation 2016/679 (the EU GDPR), the UK General Data Protection Regulation (the UK GDPR) and the UK Data Protection Act 2018 and any national implementing laws, regulations and secondary legislation as amended or updated from time to time in the United Kingdom, the Participant agrees that Data may be transferred to such countries.
ARTICLE 6
ADDITIONAL TERMS

The Participant has no right to compensation or damages for any loss in respect of the Option where such loss arises (or is claimed to arise), in whole or in part, from the termination of the Participant's employment; or notice to terminate employment given by or to the Participant. This exclusion of liability shall apply however termination of employment, or the giving of notice, is caused other than in a case where a competent tribunal or court, from which there can be no appeal (or which the relevant employing Corporation has decided not to appeal), has found that the cessation of the Participant’s employment amounted to unfair or constructive dismissal of the Participant and however compensation or damages may be claimed.
The Participant has no right to compensation or damages for any loss in respect of an Option where such loss arises (or is claimed to arise), in whole or in part, from any company ceasing to be a subsidiary of the Corporation; or the transfer of any business from a subsidiary of the Corporation to any person which is not a subsidiary of the Corporation. This exclusion of liability shall apply however the change of status of the relevant company, or the transfer of the relevant business, is caused, and however compensation or damages may be claimed.
[The remainder of this page is intentionally left blank]

By acceptance of these Options, the undersigned acknowledges receipt of the Plan text and agrees hereby to be subject and bound to the terms of the Plan. The undersigned further acknowledges and agrees that the Participant’s abovementioned participation is voluntary and has not been induced by expectation of appointment, employment or continued employment, as the case may be.
Accepted and agreed to this ___ day of __________, ______.

Corporation:	ZYMEWORKS INC. By:___________________ Name: ___________________ Title: ___________________
Participant:
Signature of Option Holder
Name of Option Holder (Please Print)
Address:

EXHIBIT “A” OPTION GRANT
Participant:        [☐]
Number of Options    [☐]
Exercise Price:     [☐]
Date of Grant:        [☐]
Vesting Schedule    [☐]
Expiry Date 1        [☐]

[1] Include here any provisions with respect to the expiry of vested/unvested options that would depart from Section 4.3 of the Plan (i.e., the impact of certain events on the vesting/exercise period, including termination as a result of gross misconduct, voluntary resignation, termination upon a change of control, and retirement, death or disability)

EXHIBIT “B” ELECTION TO EXERCISE STOCK OPTIONS

TO: ZYMEWORKS INC. (the “Corporation”)

The undersigned option holder hereby elects to exercise Options granted by the Corporation to the undersigned pursuant to a Grant Agreement dated ______________, 20____ under the Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan (the “Plan”), for the number Shares set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.
Number of Shares to be Acquired:
Option Exercise Price (per Share):    $
Aggregate Purchase Price:    $
Amount enclosed that is payable on account of any Option Tax Liability relating to this Option exercise (contact the Corporation for details of such amount):

☐	Or check here if alternative arrangements have been made with the Corporation;
and hereby tenders a certified cheque, bank draft or other form of payment confirmed as acceptable by the Corporation for such aggregate purchase price, and, if applicable, any Option Tax Liability, and directs such Shares to be registered in the name of _____________________________.
I hereby agree to file or cause the Corporation to file on my behalf, on a timely basis, all insider reports and other reports that I may be required to file under applicable securities laws. I understand that this request to exercise my Options is irrevocable.
DATED this ___ day of _______________, _____

Signature of Option Holder

Name of Option Holder (Please Print)

EXHIBIT “C” SURRENDER NOTICE
TO: ZYMEWORKS INC. (the “Corporation”)
The undersigned option holder hereby elects to release and surrender Options granted by the Corporation to the undersigned pursuant to a Grant Agreement dated _______________, 20_ under the Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan (the “Plan”) in exchange for Shares as calculated in accordance with Section 4.1(c) of the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.
Please issue a certificate or certificates representing the Shares in the name of: _____
I hereby agree to file or cause the Corporation to file on my behalf, on a timely basis, all insider reports and other reports that I may be required to file under applicable securities laws. I understand that this request to exercise my Options is irrevocable.
DATED this ___ day of _______________, _____.

Signature of Option Holder

Name of Option Holder (Please Print)

EXHIBIT “D” SECTION 431 ELECTION
Joint Election under s431 ITEPA 2003 for full or partial disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003

One Part Election

1.Between

the Employee                             …………………..
whose National Insurance Number is             ………………….
and
the Company (who is the Employee's employer)     Zymeworks Management Inc.
of Company Registration Number            n/a

2.Purpose of Election

This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities                ……………….
Description of securities                shares of common stock

Name of issuer of securities            Zymeworks Inc.

To be acquired by the Employee after [date] under the terms of the UK Sub-Plan to the Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan.

4.Extent of Application

This election disapplies:

S.431(1) ITEPA: All restrictions attaching to the securities.

5.Declaration

This election will become irrevocable upon the later of its signing or the acquisition (and each subsequent acquisition) of employment-related securities to which this election applies.

In signing this joint election, we agree to be bound by its terms as stated above.

………………………………………..         …./…./……….
Signature (Employee)     Date

……………………………………….         …./…../………
Signature (for and on behalf of the Company)      Date

………………………….………………
Position in Company

Note:    Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.

SCHEDULE “B”
ZYMEWORKS INC. RESTRICTED STOCK UNIT GRANT AGREEMENT
This agreement (the “Grant Agreement”) evidences the Restricted Stock Units granted by Zymeworks Inc. (the “Corporation”) to the undersigned (the “Participant”), pursuant to and subject to the terms of the Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan (the “Plan”), which is incorporated herein by reference. Exhibit “A” attached to this Restricted Stock Unit Grant Agreement shall form an integral part of this Restricted Stock Unit Agreement.
The Corporation hereby grants to the Participant on the Date of Grant such number of Restricted Stock Units as set forth in the attached Exhibit “A”, as may be amended from time to time, with each Restricted Stock Unit representing the right to receive, on the terms provided herein and in the Plan, a Share as set forth in the attached Exhibit “A”, as may be amended from time to time, in each case subject to adjustment in accordance with the provisions of the Plan.
ARTICLE 1
INTERPRETATION
(a)Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.
(b)Words importing the singular shall include the plural and vice versa and words importing any gender include any other gender.
ARTICLE 2
VESTING
Section 2.1 Restricted Stock Units
Unless earlier terminated, relinquished or expired, Restricted Stock Units granted pursuant to this Grant Agreement shall vest in accordance with the provisions set forth in the attached Exhibit “A” as may be amended from time to time.
ARTICLE 3
GENERAL PROVISIONS
Section 3.1 Participation in the Plan
No Participant has any claim or right to be granted a Restricted Stock Unit, and the granting of any Restricted Stock Unit is not to be construed as giving a Participant a right to continued employment or to remain a Consultant, director, officer or employee, as the case may be, of the Corporation or an Affiliate of the Corporation. Nothing contained in this Grant Agreement or the Plan shall interfere in any way with the rights of the Corporation or an Affiliate of the Corporation in connection with the employment or termination of any such person. Upon any such termination, a Participant’s rights with respect to unvested Restricted Stock Units shall be terminated, unless otherwise determined by the Board. The Participant hereby agrees that any rule, regulation or determination, including the interpretation by the Board of the Plan, the Restricted Stock Units granted hereunder and the exercise thereof, is final and conclusive for all purposes and binding on all persons including the Corporation and the Participant.

Section 3.2 Issuance; Binding Agreement
Any issuance of Shares and ownership of the Shares are subject to the terms and conditions of the Plan (all of which are incorporated into and form part of this Grant Agreement) and this Grant Agreement. The Participant’s record of Share ownership shall be recorded in the books of the Corporation only when the Restricted Stock Units vest and the Shares are issued. Shares shall be delivered to the Participant as soon as practicable following the applicable vest date, subject to the Participant’s employment or service on such date. This Grant Agreement shall inure to the benefit of and be binding upon the parties and their respective successors (including any successor by reason of amalgamation of any party) and permitted assigns.
Section 3.3. Miscellaneous
(a)The Participant hereby acknowledges and agrees that any sums required to satisfy the U.S. and non-U.S. federal, state, provincial and local tax withholding obligations of the Corporation that arise in connection with the Award or the transactions contemplated by this Grant Agreement (the “Tax Obligations”) are the sole responsibility of the Participant. By accepting this Grant Agreement, the Participant hereby agrees that, until and unless the Board determines otherwise, Shares held by the Participant shall be sold on Participant’s behalf in such amounts and at such times as is determined in accordance with this Section 3.3(a), and to allow the Agent (as defined below) to remit the cash proceeds of such sales to the Corporation as more specifically set forth below, as the method by which Participant shall satisfy the Tax Obligations (the “Sell-to-Cover Arrangement”). The Participant further acknowledges and agrees to the following provisions:
(i)The Participant hereby irrevocably appoints the Corporation’s designated broker Solium Capital Inc., or such other broker as the Corporation may select, as the Participant’s agent (the “Agent”), and authorizes and directs the Agent to implement the Sell-to-Cover Arrangement while in effect, including but not limited to:
1.    Sell on the open market at the then prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the delivery of Shares underlying the Restricted Stock Units, the number (rounded up to the next whole number) of Shares sufficient to generate proceeds to cover (A) the satisfaction of the Tax Obligations arising from the settlement of the associated vested Restricted Stock Units and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto;
2.    Remit directly to the Corporation the proceeds necessary to satisfy the Tax Obligations arising from the settlement of the associated vested Restricted Stock Units
3.    Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale; and
4.    Deposit any remaining funds in the Participant’s account.
(ii)The Participant acknowledges that by accepting this Award, he or she is agreeing to the Sell-to-Cover Arrangement as the method through which the Participant shall satisfy the Tax Obligations. The Participant authorizes the Corporation and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to this Section 3.3(a) to satisfy the Tax Obligations.
(iii)The Participant acknowledges that the Agent is under no obligation to arrange for the sale of Shares at any particular price under the Sell-to-Cover Arrangement and that the Agent may effect sales under the Sell-to-Cover Arrangement in one or more orders and that the average price for executions resulting from bunched orders may be assigned to the Participant’s account. In addition, the Participant acknowledges that it may not always be possible to sell Shares under the Sell-to-Cover Arrangement and in the event of the Agent’s inability to sell Shares, the Participant will continue to be responsible for the Tax Obligations.
(iv)The Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of the Sell-to-Cover Arrangement. The Agent is a third-party beneficiary of this Section 3.3(a).
(v)The Participant’s agreement to the Sell-to-Cover Arrangement is irrevocable.
(vi)The Participant further represents that:
1.    The Participant is agreeing to the Sell-to-Cover Arrangement in good faith and not as part of a plan or scheme to evade any law, including, without limitation, any securities laws; and
2.    The Participant will not disclose to the Agent any information concerning the Corporation that might influence the Agent’s execution of sales under the Sell-to-Cover Arrangement.
(vii)If the Administrator determines that Participant cannot satisfy Participant’s Tax Obligation through the Sell-to-Cover Arrangement or the Board otherwise determines it is in the best interests of the Corporation for Participant to satisfy Participant’s Tax Obligation by a method other than through the Sell-to-Cover Arrangement, it may permit or require Participant to satisfy Participant’s Tax Obligation, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash, (ii) electing to have the Corporation withhold otherwise deliverable Shares having a value equal to the minimum amount statutorily required to be withheld (or such greater amount as Participant may elect if permitted by the Board, if such greater amount would not result in adverse financial accounting consequences), (iii) withholding the amount of such Tax Obligation from Participant’s wages or other cash compensation paid to Participant by the Corporation and/or the Affiliate employing or engaging the Participant, (iv) delivering to the Corporation Shares that Participant owns and that have vested with a fair market value equal to the amount required to be withheld (or such greater amount as Participant may elect if permitted by the Board, if such greater amount would not result in adverse financial accounting consequences), or (v) such other means as the Board deems appropriate. To the extent determined appropriate by the Corporation in its discretion, it will have the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to Participant.
(b)To the extent that the Corporation declares a cash dividend while all or a portion of the Restricted Stock Units are unvested, the Participant shall be credited with dividend equivalent rights (as determined by the Board in its discretion) with respect to each Share subject to the unvested portion of the Restricted Stock Units. Such dividend equivalent right will entitle the Participant to payment of such dividend only upon vesting of the corresponding portion of the Restricted Stock Unit; and such right will be forfeited to the extent the corresponding portion of the Restricted Stock Unit is forfeited.
(c)No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock Units by any holder thereof shall be valid (other than pursuant to the laws of descent and distribution).
(d)This Grant Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Grant Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Grant Agreement provided, however, in any event, this Grant Agreement shall be subject to and governed by the Plan.
(e)The award of Restricted Stock Units evidenced by this Grant Agreement to any Participant who is a United States taxpayer is intended to be exempt from the nonqualified deferred compensation rules of Section 409A of the Code as a “short term deferral” (as that term is used in the final regulations and other guidance issued under Section 409A of the Code, including Treasury Regulation Section 1.409A-1(b)(4)(i)), and shall be construed and administered accordingly.
(f)This Grant Agreement shall be governed by the laws of the State of Delaware and the federal laws of the United States, in each case, without giving effect to the principles of conflicts of law thereof.
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By acceptance of these Restricted Stock Units, the undersigned acknowledges receipt of the Plan text and agrees hereby to be subject and bound to the terms of the Plan. The undersigned further acknowledges and agrees that the Participant’s abovementioned participation is voluntary and has not been induced by expectation of engagement, appointment, employment, continued engagement or continued employment, as the case may be.

Accepted and agreed to this ____ day of _____________, _____.

Corporation:	ZYMEWORKS INC. By: Name: Title:
Participant:
Signature of Restricted Stock Unit Holder
Name of Restricted Stock Unit Holder (Please Print)
Address:

EXHIBIT “A” RESTRICTED STOCK UNIT GRANT
Participant:    [☐]
Number of Restricted Stock
Units    [☐]
Date of Grant:    [☐]
Vesting Schedule    [☐] There shall be no proportionate or partial vesting between the foregoing vesting dates. All vesting shall be subject to the Participant’s continued employment or service on the applicable vesting date.

SCHEDULE “B”

UK SUB-PLAN
ZYMEWORKS INC. RESTRICTED STOCK UNIT GRANT AGREEMENT

This agreement (the “Grant Agreement”) evidences the Restricted Stock Units granted by Zymeworks Inc. (the “Corporation”) to the undersigned (the “Participant”), pursuant to and subject to the terms of the UK Sub-Plan to the Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan (the “Plan”), which is incorporated herein by reference. The Exhibits attached to this Restricted Stock Unit Grant Agreement including the Section 431 Election, if required, shall form an integral part of this Restricted Stock Unit Agreement. For the avoidance of doubt, unless the Board determines otherwise, the Section 431 Election will be required.
The Corporation hereby grants to the Participant on the Date of Grant such number of Restricted Stock Units as set forth in the attached Exhibit “A”, as may be amended from time to time, with each Restricted Stock Unit representing the right to receive, on the terms provided herein and in the Plan, a Share as set forth in the attached Exhibit “A”, as may be amended from time to time, in each case subject to adjustment in accordance with the provisions of the Plan.
ARTICLE 1
INTERPRETATION
(a)Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.
(b)Words importing the singular shall include the plural and vice versa and words importing any gender include any other gender.

ARTICLE 2
VESTING
Section 2.1 Restricted Stock Units
Unless earlier terminated, relinquished or expired, Restricted Stock Units granted pursuant to this Grant Agreement shall vest in accordance with the provisions set forth in the attached Exhibit “A” as may be amended from time to time.
ARTICLE 3
GENERAL PROVISIONS
Section 3.1 Participation in the Plan
No Participant has any claim or right to be granted a Restricted Stock Unit, and the granting of any Restricted Stock Unit is not to be construed as giving a Participant a right to continued employment or to remain a director, officer or employee, as the case may be, of the Corporation or an Affiliate of the Corporation. Nothing contained in this Grant Agreement or the Plan shall interfere in any way with the rights of the Corporation or an Affiliate of the Corporation in connection with the employment or termination of any such person. Upon any such termination, a Participant’s rights with respect to unvested Restricted Stock Units shall be terminated, unless otherwise determined by the Board. The Participant hereby agrees that any rule, regulation or determination, including the interpretation by the Board of the Plan, the Restricted Stock Units granted hereunder and the exercise thereof, is final and conclusive for all purposes and binding on all persons including the Corporation and the Participant.
Section 3.2 Issuance; Binding Agreement
Any issuance of Shares and ownership of the Shares are subject to the terms and conditions of the Plan (all of which are incorporated into and form part of this Grant Agreement) and this Grant Agreement. The Participant’s record of Share ownership shall be recorded in the books of the Corporation only when the Restricted Stock Units vest and the Shares are issued. Shares shall be delivered to the Participant as soon as practicable following the applicable vest date, subject to the Participant’s employment or service on such date. This Grant Agreement shall inure to the benefit of and be binding upon the parties and their respective successors (including any successor by reason of amalgamation of any party) and permitted assigns.
Section 3.3. Miscellaneous
(a)The Participant hereby acknowledges and agrees that any sums including the Award Tax Liability required to satisfy the U.S. and non-U.S. federal, state, provincial and local tax withholding obligations of the Corporation that arise in connection with the Award or the transactions contemplated by this Grant Agreement (excluding any Secondary NIC Liability, the “Tax Obligations”) are the sole responsibility of the Participant. By accepting this Grant Agreement, the Participant hereby agrees that, until and unless the Board determines otherwise, Shares held by the Participant shall be sold on Participant’s behalf in such amounts and at such times as is determined in accordance with this Section 3.3(a), and to allow the Agent (as defined below) to remit the cash proceeds of such sales to the Corporation as more specifically set forth below, as the method by which Participant shall satisfy the Tax Obligations (the “Sell-to-Cover Arrangement”). The Participant further acknowledges and agrees to the following provisions:
(i)The Participant hereby irrevocably appoints the Corporation’s designated broker Solium Capital Inc., or such other broker as the Corporation may select, as the

Participant’s agent (the “Agent”), and authorizes and directs the Agent to implement the Sell-to-Cover Arrangement while in effect, including but not limited to:
a.Sell on the open market at the then-prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the delivery of Shares underlying the Restricted Stock Units, the number (rounded up to the next whole number) of Shares sufficient to generate proceeds to cover (A) the satisfaction of the Tax Obligations arising from the settlement of the associated vested Restricted Stock Units and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto;
b.Remit directly to the Corporation the proceeds necessary to satisfy the Tax Obligations arising from the settlement of the associated vested Restricted Stock Units;
c.Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale; and
d.Deposit any remaining funds in the Participant’s account.
(ii)The Participant acknowledges that by accepting this Award, he or she is agreeing to the Sell-to-Cover Arrangement as the method through which the Participant shall satisfy the Tax Obligations. The Participant authorizes the Corporation and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to this Section 3.3(a) to satisfy the Tax Obligations.
(iii)The Participant acknowledges that the Agent is under no obligation to arrange for the sale of Shares at any particular price under the Sell-to-Cover Arrangement and that the Agent may effect sales under the Sell-to-Cover Arrangement in one or more orders and that the average price for executions resulting from bunched orders may be assigned to the Participant’s account. In addition, the Participant acknowledges that it may not always be possible to sell Shares under the Sell-to-Cover Arrangement and in the event of the Agent’s inability to sell Shares, the Participant will continue to be responsible for the Tax Obligations.
(iv)The Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of the Sell-to-Cover Arrangement. The Agent is a third-party beneficiary of this Section 3.3(a).
(v)The Participant’s agreement to the Sell-to-Cover Arrangement is irrevocable.
(vi)The Participant further represents that:
a.The Participant is agreeing to the Sell-to-Cover Arrangement in good faith and not as part of a plan or scheme to evade any law, including, without limitation, any securities laws; and

b.The Participant will not disclose to the Agent any information concerning the Corporation that might influence the Agent’s execution of sales under the Sell-to-Cover Arrangement.
(vii)If the Administrator determines that Participant cannot satisfy Participant’s Tax Obligation through the Sell-to-Cover Arrangement or the Board otherwise determines it is in the best interests of the Corporation for Participant to satisfy Participant’s Tax Obligation by a method other than through the Sell-to-Cover Arrangement, it may permit or require Participant to satisfy Participant’s Tax Obligation, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash, (ii) electing to have the Corporation withhold otherwise deliverable Shares having a value equal to the minimum amount statutorily required to be withheld (or such greater amount as Participant may elect if permitted by the Board, if such greater amount would not result in adverse financial accounting consequences), (iii) withholding the amount of such Tax Obligation from Participant’s wages or other cash compensation paid to Participant by the Corporation and/or the Affiliate employing or engaging the Participant, or (iv) such other means as the Board deems appropriate. To the extent determined appropriate by the Corporation in its discretion, it will have the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to Participant.
(b)To the extent that the Corporation declares a cash dividend while all or a portion of the Restricted Stock Units are unvested, the Participant shall be credited with dividend equivalent rights (as determined by the Board in its discretion) with respect to each Share subject to the unvested portion of the Restricted Stock Units. Such dividend equivalent right will entitle the Participant to payment of such dividend only upon vesting of the corresponding portion of the Restricted Stock Unit; and such right will be forfeited to the extent the corresponding portion of the Restricted Stock Unit is forfeited.
(c)No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock Units by any holder thereof shall be valid.
(d)This Grant Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Grant Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Grant Agreement provided, however, in any event, this Grant Agreement shall be subject to and governed by the Plan.
(e)The award of Restricted Stock Units evidenced by this Grant Agreement to any Participant who is a United States taxpayer is intended to be exempt from the nonqualified deferred compensation rules of Section 409A of the Code as a “short term deferral” (as that term is used in the final regulations and other guidance issued under Section 409A of the Code, including Treasury Regulation Section 1.409A-1(b)(4)(i)), and shall be construed and administered accordingly.
(f)This Grant Agreement shall be governed by the laws of the State of Delaware and the federal laws of the United States, in each case, without giving effect to the principles of conflicts of law thereof. The Section 431 Election is governed by the laws of England and Wales.

ARTICLE 4
TAX OBLIGATIONS
Section 4.1 Secondary NIC Liability
It is noted that the Participant is not obligated, as a condition of the grant of the Restricted Stock Units, to reimburse the Corporation or any other company or person who is or becomes a Secondary Contributor for any Secondary NIC Liability.
Section 4.2 Withholding
In the event that the Corporation determines that it or any subsidiary is required to account to HM Revenue & Customs for the Award Tax Liability or to withhold any other tax (other than a Secondary NIC Liability) as a result of the Restricted Stock Units, the Participant, by accepting this award, shall accept to make arrangements satisfactory to the Corporation to enable it or any subsidiary to satisfy all such withholding liabilities. The Participant shall also make arrangements satisfactory to the Corporation to enable it to satisfy any withholding requirements that may arise in connection with the grant, vesting, settlement or cancellation of the Restricted Stock Units.
Section 4.3 Tax Consultation
The Participant understands that he or she may suffer adverse tax consequences as a result of the Participant's purchase or disposition of the Shares following vesting or settlement of the Restricted Stock Units. The Participant represents that he or she will consult with any tax advisors the Participant deems appropriate in connection with the purchase or disposition of the Shares and that the Participant is not relying on the Corporation or any Affiliate for any tax advice.
Section 4.4 Section 431 Election
Unless determined otherwise by the Board, as a condition to acceptance of this Award, the Participant must enter into a Section 431 Election in the form set out in Exhibit “B” or in such other form as may be determined by HM Revenue & Customs from time to time.
Section 4.5 Participant 's Tax Indemnity
Indemnity. To the extent permitted by law, the Participant hereby agrees to indemnify and keep indemnified the Corporation, and the Corporation as trustee for and on behalf of any related corporation, for any Award Tax Liability.
No Obligation to Issue Shares. The Corporation shall not be obliged to allot and issue any Shares or any interest in Shares pursuant to the vesting or settlement of the Restricted Stock Units unless and until the Participant has paid to the Corporation such sum as is, in the opinion of the Corporation, sufficient to indemnify the Corporation in full against the Award Tax Liability, or the Participant has made such other arrangement as in the opinion of the Corporation will ensure that the full amount of any Award Tax Liability will be recovered from the Participant within such period as the Corporation may then determine.
Right of Retention. In the absence of any such other arrangement being made, the Corporation shall have the right to retain out of the aggregate number of Shares to which the Participant would have otherwise been entitled pursuant to the settlement of the Restricted Stock Units, such number of Shares as, in the opinion of the Corporation, will enable the Corporation to sell as agent for the Participant (at the best price which can reasonably expect to be obtained at the time of the sale) and to pay over to the Corporation sufficient monies out of the net proceeds of sale, after deduction of all fees, commissions and expenses incurred in relation to such sale, to satisfy the Participant 's liability under such indemnity.
ARTICLE 5
DATA PROTECTION

(a)By accepting the Restricted Stock Units, the Participant hereby explicitly and unambiguously acknowledges the necessity of the collection, use, processing and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Corporation and its subsidiaries for the exclusive purpose of implementing, administering and managing the award of the Restricted Stock Units.
(b)The Participant understands that the Corporation and its subsidiaries, may hold certain Data for the purpose of managing and administering the Restricted Stock Units.
(c)The Participant acknowledges that Data may be transferred to such Data Recipient as may be selected by the Corporation in the future (such as a stock plan service provider or broker), provided that the Corporation ensures that the Data Recipient maintains a level of privacy broadly equivalent to the standard set forth in the Corporation’s Internal Privacy Policy (if any) and in any event, no less than that required by any relevant applicable legislation. The Participant accepts that Data Recipients may be located in the United States or the European Economic Area or elsewhere and the Data Recipient’s country may have different data privacy laws and protections than the Participant’s country.
(d)The Participant authorizes the Corporation and any Data Recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the award of the Restricted Stock Units, including any requisite transfer of Data to a designated broker or other third party with whom the Participant may elect to deposit any Shares pursuant to the vesting or settlement of the Restricted Stock Units, as such Data may be required for the administration of the Restricted Stock Units and/or the subsequent holding of the resulting Shares on the Participant’s behalf.
(e)The Participant understands Data will be held only as long as necessary to implement, administer and manage the Participant’s participation in the award of the Restricted Stock Units.
(f)The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, without cost to the Participant, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the representations herein on a purely voluntary basis. If the Participant opposes, or later seeks to oppose any processing of the Data, the Participant’s employment status or service and career with the Corporation will not be affected; the only consequence opposing such processing is that the Corporation would not be able to offer the Participant the Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, the Participant understands that opposing the processing of the Data may affect the Participant’s ability to participate in the award of the Restricted Stock Units or in any future equity awards.

(g)For more information on the consequences of opposing the processing of the Data, the Participant understands that the Participant may contact the Participant’s local human resources representative.
(h)By accepting the Restricted Stock Units, the Participant unambiguously gives the Participant's consent to the transfer of Data, as described in this Grant Agreement, and although countries outside of the United Kingdom may lack legal provisions that offer an adequate level of protection, similar to the General Data Protection Regulation 2016/679 (the EU GDPR), the UK General Data Protection Regulation (the UK GDPR) and the UK Data Protection Act 2018 and any national implementing laws, regulations and secondary legislation as amended or updated from time to time in the United Kingdom, the Participant agrees that Data may be transferred to such countries.
ARTICLE 6
ADDITIONAL TERMS
The Participant has no right to compensation or damages for any loss in respect of the Restricted Stock Units where such loss arises (or is claimed to arise), in whole or in part, from the termination of the Participant's employment; or notice to terminate employment given by or to the Participant. This exclusion of liability shall apply however termination of employment, or the giving of notice, is caused other than in a case where a competent tribunal or court, from which there can be no appeal (or which the relevant employing Corporation has decided not to appeal), has found that the cessation of the Participant’s employment amounted to unfair or constructive dismissal of the Participant and however compensation or damages may be claimed.
The Participant has no right to compensation or damages for any loss in respect of the Restricted Stock Units where such loss arises (or is claimed to arise), in whole or in part, from any company ceasing to be a subsidiary of the Corporation; or the transfer of any business from a subsidiary of the Corporation to any person which is not a subsidiary of the Corporation. This exclusion of liability shall apply however the change of status of the relevant company, or the transfer of the relevant business, is caused, and however compensation or damages may be claimed.
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By acceptance of these Restricted Stock Units, the undersigned acknowledges receipt of the Plan text and agrees hereby to be subject and bound to the terms of the Plan. The undersigned further acknowledges and agrees that the Participant’s abovementioned participation is voluntary and has not been induced by expectation of, appointment, employment or continued employment, as the case may be.
Accepted and agreed to this ____ day of _____________, _____.

Corporation:	ZYMEWORKS INC. By: Name: Title:
Participant:
Signature of Restricted Stock Unit Holder
Name of Restricted Stock Unit Holder (Please Print)
Address:

EXHIBIT “A” RESTRICTED STOCK UNIT GRANT
(a)Participant:        [☐]
(b)Number of Restricted Stock
Units        [☐]
(c)Date of Grant:        [☐]
(d)Vesting Schedule        [☐] There shall be no proportionate or partial vesting between the foregoing vesting dates. All vesting shall be subject to the Participant’s continued employment or service on the applicable vesting date.

EXHIBIT “B” SECTION 431 ELECTION
Joint Election under s431 ITEPA 2003 for full or partial disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003
One Part Election
1.Between

the Employee                             …………………..
whose National Insurance Number is             ………………….
and
the Company (who is the Employee's employer)     Zymeworks Management Inc.
of Company Registration Number            n/a
2.Purpose of Election

This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.
The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.
3.Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:
Number of securities                ……………….

Description of securities                shares of common stock
Name of issuer of securities            Zymeworks Inc.
To be acquired by the Employee after [date] under the terms of the UK Sub-Plan to the Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan.
4.Extent of Application

This election disapplies:
S.431(1) ITEPA: All restrictions attaching to the securities.
5.Declaration

This election will become irrevocable upon the later of its signing or the acquisition (and each subsequent acquisition) of employment-related securities to which this election applies.
In signing this joint election, we agree to be bound by its terms as stated above.

………………………………………..         …./…./……….
Signature (Employee)     Date

……………………………………….         …./…../………
Signature (for and on behalf of the Company)      Date

………………………….………………
Position in Company

Note:    Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.